Exhibit 3.1

COMPANY NUMBER:  10747130

THE COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

VENATOR MATERIALS PLC

(Adopted by special resolution on August 1, 2017)

COMPANY NO. 10747130

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
ARTICLES OF ASSOCIATION

OF

VENATOR MATERIALS PLC
(Adopted by special resolution on August 1, 2017)

PRELIMINARY

1.                                      ARTICLES OF ASSOCIATION

This document comprises the articles of association of the Company. No regulations contained in any statute or subordinate legislation, including the regulations contained in Schedule 3 to The Companies (Model Articles) Regulations 2008, apply to the Company.

2.                                      INTERPRETATION

2.1                               In these Articles, unless the context otherwise requires, the following words and expressions not otherwise defined herein have the following meanings:

“acting in concert” has the meaning given to it in the Takeover Code, provided that no person shall be deemed to be acting in concert with any other person solely as a result of that other person having an interest in shares held by the same Depositary (acting solely in the Depositary’s capacity as such);

“Act” means the Companies Act of 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act of 2006 or any such other enactment), so far as they apply to or affect the Company;

“Articles” means the articles of association of the Company as altered from time to time;

“auditors” or “external auditors” means the auditors from time to time of the Company or, in the case of joint auditors, any one of them;

“beneficial ownership” or “beneficially owned” or any correlative terms have the same meaning as in Regulation 13D under the Exchange Act;

“board” means the directors or any of them acting as the board of directors from time to time;

“business day” means a day (excluding Saturday or Sunday) on which banks generally are open in London, England and New York, New York, United States for the transaction of normal banking business;

“certificated” in relation to a share means a share that is represented by a paper certificate, i.e., not in electronic form;

“clear days” means in relation to a period of notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“committee” means a committee of the board unless the context suggests otherwise;

“Company” means Venator Materials plc (register no. 10747130);

“company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Act;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity authorised under arrangements entered into by the Company or otherwise approved by the board that holds legal title to shares for the purposes of facilitating beneficial ownership of such shares (or the transfer thereof) by other persons, and may include a person that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and that issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests and shall include, where so approved by the board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company;

“director” means a director of the Company;

“electronic address” means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

“electronic form” has the same meaning as in section 1168 of the Act and, for the avoidance of doubt, shall include a data file or a telephonically communicated datagram or other paperless record that may be retained, retrieved and reviewed and that may be reproduced in paper form through an electronic process;

“electronic means” has the same meaning as in section 1168 of the Act and, for the avoidance of doubt, shall include via the Internet or by means of a telephonically communicated datagram;

“entitled by transmission” means, in relation to a share, entitled as a consequence of the death or bankruptcy of a shareholder, or as a result of another event giving rise to a transmission of entitlement by operation of law;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations promulgated thereunder;

“financial year” in relation to the Company is determined as provided in section 390 of the Act;

“hard copy form” and “hard copy” have the same meanings as in section 1168 of the Act;

“holder” or “shareholder” in relation to shares means the member whose name is entered in the register as the holder of the shares;

“independent” or “independence” in relation to a director or proposed director means that such director or proposed director is independent within the meaning of applicable rules promulgated by the SEC under the Exchange Act (including, to the extent applicable to the individual’s position or proposed position on the board, Rule Section 10A—3 promulgated by the SEC) and/or the NYSE or, if applicable, as defined from time to time by resolution of the board;

“interest in shares” includes, where the context permits, “interests in securities” as defined in the Takeover Code and, for the avoidance of doubt, includes, without duplication, beneficial ownership, and “interested in shares” and “share interest” will be construed accordingly;

“NYSE” means the New York Stock Exchange;

“office” means the registered office of the Company;

“Ordinary Shareholders” means the holders for the time being of the allotted and issued Ordinary Shares;

“Ordinary Shares” means the ordinary shares with a nominal value of $0.001 each in the share capital of the Company;

“organisation” means any firm, body corporate, company, corporation, limited liability company, partnership, unincorporated association, government, state or agency of state, association, joint venture, trust or employee benefit plan, in each case whether or not having a separate legal personality;

“paid” “paid up” and “paid—up” mean paid or credited as paid;

“paid—up amount” means, in respect of any share, the amount paid or credited as paid up on that share, including sums paid, or credited as paid, by way of premium;

“Parent” means Huntsman Corp., a Delaware corporation, any member of the Huntsman Group (as defined in the Separation Agreement) and any person to whom Huntsman Corp.’s rights under the Separation Agreement are transferred;

“person” shall include any individual or organisation, in each case whether or not having a separate legal personality;

“public announcement” means disclosure in a press release reported by a United Kingdom or United States news service or in a document filed or furnished by the Company with or to the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act;

“qualifying person” means (a) a shareholder of the Company (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to attend, speak or vote, whether in person or by proxy, at any general meeting of the Company) or his validly appointed attorney or proxy or a corporate representative of such attorney or proxy in relation to any general meeting of the Company or (b) a person authorised under section 323 of the Act to act as the representative of a corporation in relation to any general meeting of the Company. The board is entitled, acting in good faith and without further enquiry, to assume the validity of any votes cast in person or by proxy;

“recognised financial institution” means a recognised clearing house acting in relation to a recognised investment exchange or a nominee of a recognised clearing house acting in that way or of a recognised investment exchange that is designated for the purposes of section 778(2) of the Act;

“recognised investment exchange” has the meaning given to it in the Financial Services and Markets Act 2000;

“register” means the register of members of the Company kept pursuant to section 113 of the Act or the issuer register of members and Operator register of members maintained pursuant to Regulation 20 of the Uncertificated Securities Regulations and, where the context requires, any register maintained by the Company or the Operator of persons holding any renounceable right of allotment of a share and cognate expressions shall be construed accordingly;

“seal” means the common seal of the Company and includes any official seal maintained by the Company by virtue of sections 49 or 50 of the Act;

“SEC” means the U.S. Securities and Exchange Commission;

“secretary” means the secretary of the Company or any other person appointed by the board to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“Separation Agreement” means that certain agreement between the Company and Huntsman Corp. dated to be entered into on or about August 7, 2017;

“share” means any share (of whatever class or denomination) in the share capital of the Company, and “shares” shall be construed accordingly;

“Shareholder Associated Person” of any shareholder means (a) any beneficial owner of shares on whose behalf any proposal or nomination is made by such shareholder; (b) any affiliates or associates of such shareholder or any beneficial owner described in paragraph (a); or (c) any other person with whom any of the persons described in paragraphs (a) and (b) is acting in concert, or, has any agreement, arrangement or understanding (whether written or oral or formal or informal) to cooperate for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person in accordance with the Exchange Act to all shareholders entitled to vote at any meeting) or disposing of any shares or to cooperate in obtaining, changing or influencing the control or to frustrate the successful outcome of an offer (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses and any Depositaries);

“Takeover Code” means the City Code on Takeovers and Mergers as promulgated by the Takeover Panel, as amended and/or supplemented from time to time;

“Takeover Panel” means the Panel on Takeovers and Mergers or such other authority designated as the supervisory authority in the United Kingdom to carry out certain regulatory functions in relation to takeovers under the EC Directive on Takeover Bids (2004/25/EC);

“Trigger Date” means the first date on which Parent ceases to beneficially own at least 15% of the outstanding Voting Shares;

“uncertificated proxy instruction” means a properly authenticated dematerialised instruction and/or other instruction or notification sent by means of a relevant system and received by such participant in that system acting on behalf of the Company, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the relevant system concerned);

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations 2001;

“uncertificated share” means, in relation to a share, a share title recorded in the register as being held in uncertificated form and title to which, by virtue of the Uncertificated Securities Regulations, may be transferred by means of a relevant system and references in these Articles to a share being “uncertificated” or held in “uncertificated form” shall be construed accordingly;

“United Kingdom” means Great Britain and Northern Ireland;

“United States” means the United States of America; and

“Voting Shares” means with respect to any company or corporation, shares of any class entitled to vote generally in the election of directors and, with respect to any entity that is not a company or corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

2.2                               The expressions “issuer register,” “Operator,” “Operator—instruction,” “Operator register of members,” “participating issuer,” “participating security” and “relevant system” have the same meanings as in the Uncertificated Securities Regulations.

2.3                               All references in these Articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:

(a)                                 the facilities and requirements of the relevant system;

(b)                                 the Uncertificated Securities Regulations; and

(c)                                  the extent to which such instructions are permitted by, or practicable under, the rules and practices from time to time of the Operator of the relevant system.

2.4                               Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose.

2.5                               References to a “meeting” shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

2.6                               References to a “debenture” include debenture stock, bonds and any other debt securities of an organisation, whether or not constituting a charge on the assets of the organisation.

2.7                               The word “directors” in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any officer, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated.

2.8                               Powers of delegation shall not be restrictively construed, but the widest interpretation shall be given to them.

2.9                               No power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation.

2.10                        Except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

2.11                        Except for words and expressions defined in these Articles, unless the context otherwise requires, words or expressions contained in these Articles have the same meanings as in the Act, but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

2.12                        Subject to the Act, references to a document or writing being executed include references to its being signed or executed under hand or under seal or by any other method, including electronically, via the Internet or by means of a telephonically communicated datagram, provided that such method includes means to confirm the identity of the person or persons purporting to execute such document or writing, such as by use of a confidential identification or control number or other equivalent means determined by the board.

2.13                        Unless the context otherwise requires, any reference to “writing” or “written” shall include any method of reproducing words or text in a legible and non—transitory form, and documents or information sent, stored or supplied in electronic form or made available on a website are in “writing” for the purposes of these Articles.

2.14                        Save where specifically required or indicated otherwise, words referencing one gender shall be treated as including any gender, words referencing individuals shall be treated as including organisations and vice versa, words referencing the singular shall be treated as including the plural and vice versa.

2.15                        Any reference to “include” or “including” (or any similar term) is not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

2.16                        Article headings are inserted for ease of reference only and shall not affect the construction of these Articles.

2.17                        References to any statutory provision or statute include any modification or re—enactment thereof for the time being in force and all orders, regulations or other subordinate legislation made thereunder. This Article does not affect the interpretation of Article 2.11.

3.                                      LIABILITY OF SHAREHOLDERS

The liability of the shareholders is limited to the amount, if any, unpaid on the shares in the Company held by them.

4.                                      CHANGE OF NAME

The Company may change its name by resolution of the board.

SHARES

5.                                      SHARE CAPITAL

5.1                               The allotted and issued share capital of the Company at the date of adoption of these Articles is 106,271,712 Ordinary Shares.

5.2                               The Ordinary Shares shall have such rights as are provided for by these Articles. On a return of capital of the Company on a winding up, any Shareholder who is an organisation that is a subsidiary or subsidiary undertaking of the Company shall only be entitled to receive out of the assets of the Company available for distribution to its shareholders the nominal value paid up on any shares for the Ordinary Shares held by such shareholders, but shall not be entitled to any further participation in the distribution of any assets of the Company.

6.                                      ALLOTMENT

6.1                               Subject to the provisions of the Act and any relevant authority given by the Company in a general meeting, the board may exercise any power of the Company to allot shares in one or more series, or to grant rights to subscribe for or to convert or exchange any security into or for shares or its successors in one or more series, to such persons or excluding such persons, at such times and on such terms as the board may determine.

6.2                               The board may at any time after the allotment of a share, but before a person has been entered in the register as the holder of the share, recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the board thinks fit.

7.                                      POWER TO ATTACH RIGHTS

Subject to the provisions of the Act and to any rights attached to any existing shares, any share may be allotted or issued with nominal value in any currency and with, or have attached to it, such powers, designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions attaching thereto as the board may determine, including rights to (a) receive dividends (which may include rights to receive preferential or cumulative dividends), (b) distributions made on a winding up of the Company and (c) be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices (subject to the Act) or at such rates of exchange and with such adjustments as may be determined by the board.

8.                                      VARIATION OF CLASS RIGHTS

8.1                               Where there are two or more classes of shares in issue, and subject to the provisions of the Act, the rights attached to a class of shares may be varied or abrogated (whether or not the Company is being wound up) either with the consent in writing of the holders of at least three—fourths of the nominal amount of the issued shares of that class (excluding any shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with Article 8.3 and other relevant provisions of these Articles.

8.2                               The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, varied or deemed to be varied by the allotment or issue of, or the grant of rights to subscribe for or to convert or exchange any security into or for, further shares ranking in priority to or pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Act.

8.3                               All Articles relating to general meetings will apply to any class meeting, with any necessary changes. The following changes will also apply:

(a)                                 a quorum for the purposes of any class meeting or adjournment thereof will comprise qualifying persons, who together hold at least 50% of the voting rights of the issued shares of the relevant class. For the purposes of this Article 8.3, a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his appointment relates and not any other voting rights held by the shareholder he represents; and

(b)                                 every qualifying person who is present in person or by proxy and entitled to vote is entitled to one vote for every share he has of the class (but this is subject to any special rights or restrictions which are attached to any class of shares).

8.4                               The provisions of Articles 8.1, 8.2 and 8.3 will apply to any variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article.

9.                                      REDEEMABLE SHARES

Subject to the provisions of the Act and to any rights attached to any existing shares, shares may be issued that are to be redeemed or are liable to be redeemed at the option of the Company or the holder, and the board may determine the terms, conditions and manner of redemption of any shares so issued.

10.                               COMMISSION AND BROKERAGE

The Company may exercise all the powers conferred or permitted by the provisions of the Act of paying commission or brokerage. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or by the grant of an option to call for such an allotment or by any combination of such methods as the board thinks fit.

11.                               TRUSTS NOT RECOGNISED

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share on trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right in the holder to the whole of the share, whether or not the Company shall have notice thereof.

12.                               ALTERATION OF SHARE CAPITAL

12.1                        Subject to the provisions of the Act, the Company may:

(a)                                 increase its share capital by allotting new shares in accordance with the Act and these Articles;

(b)                                 by ordinary resolution consolidate and divide all or any of its share capital into shares of a larger nominal amount than its existing shares;

(c)                                  by ordinary resolution sub—divide its shares, or any of them, into shares of a smaller nominal amount than its existing shares; and

(d)                                 by special resolution approve (subject to the confirmation of a court) a reduction of its share capital, any capital redemption reserve and any share premium account in any way.

13.                               PURCHASE OF OWN SHARES

Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares). On any purchase by the Company of its own shares, neither the Company nor the board shall be required to select the shares to be purchased ratably or in any manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

14.                               EVIDENCE OF OWNERSHIP OF SHARES

Subject to the Act, evidence of ownership of legal title in shares of the Company may be in any form authorised by the board, including in certificated form, uncertificated form, electronically, by book—entry or as may otherwise be permitted by law.

15.                               UNCERTIFICATED SHARES

15.1                        Subject to the provisions of the Act, the Uncertificated Securities Regulations and the facilities and requirements of any relevant system concerned, the board may permit the holding of shares in any class of shares in uncertificated form, including, resolving that a class of shares shall become a participating security and/or that a class of shares shall cease to be a participating security.

15.2                        Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class as a consequence of such shares being held in uncertificated form or of any provision in these Articles or the Uncertificated Securities Regulations applying only to such shares.

15.3                        Any share of a class that is a participating security may be changed from a certificated share to an uncertificated share and from an uncertificated share to a certificated share in accordance with the Uncertificated Securities Regulations.

15.4                        The Company may give notice to a shareholder requiring the shareholder to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the shareholder may not change certificated shares to uncertificated shares. If the shareholder does not comply with the notice, the board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the shareholder.

15.5                        While a class of shares is a participating security, these Articles only apply to an uncertificated share of that class to the extent that these Articles are consistent with:

(a)                                 the holding of such shares of that class in uncertificated form;

(b)                                 the transfer of title to such shares of that class by means of a relevant system; and

(c)                                  the Uncertificated Securities Regulations.

15.6                        Notwithstanding any provisions of these Articles to the contrary, the directors shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of issue or title to and transfer of an uncertificated share and any related procedures (subject to the Uncertificated Securities Regulations and the facilities and requirements of any relevant system concerned).

15.7                        The Company shall enter or cause to be entered on the register how many shares are held by each shareholder in uncertificated form and in certificated form and shall maintain or cause to be maintained the register in each case as required by the Uncertificated Securities Regulations and any relevant system concerned. Unless the directors otherwise determine, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

15.8                        The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption; in particular, any provision of these Articles that requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

15.9                        Any instruction given by means of a relevant system as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Securities Regulations, the facilities and requirements of the relevant system and the Operator’s rules and practices.

15.10                 Where the Company is entitled under the Act, the Operator’s rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or impose a restriction on or sell or otherwise procure the sale of any shares of a class that is a participating security that are held in uncertificated form, the board may take such steps (subject to the Uncertificated Securities Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of the relevant system or otherwise, to effect such disposal, forfeiture, enforcement, imposition or sale including by:

(a)                                 requesting or requiring the deletion of any computer—based entries in the relevant system relating to the holding of such shares in uncertificated form;

(b)                                 altering such computer—based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(c)                                  requiring any holder of such shares, by notice in writing to him, to change his holding of such uncertificated shares into certificated form within any specified period;

(d)                                 requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(e)                                  otherwise rectify or change the register in respect of any such shares in such manner as the board considers appropriate (including by entering the name of a transferee into the register as the next holder of such shares); and/or

(f)                                   appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

15.11                 The provisions of Articles 16 and 17 shall not apply to uncertificated shares.

SHARE CERTIFICATES

16.                               RIGHT TO CERTIFICATE

16.1                        A person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a certificated share is entitled, without charge, to receive within two months of allotment or lodgement with the Company of a transfer to him of those shares or within two months after the relevant instruction is received by the Company (or within any other period as the terms of issue of the shares provide) one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares.

16.2                        Where a shareholder transfers part of his shares comprised in a certificate, he is entitled, without charge, to one certificate for the balance of certificated shares retained by him.

16.3                        The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons, and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

16.4                        A share certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. In addition, it shall specify the powers, designations, preferences and relative participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such rights, set forth in full or summarised on the face or back of the certificate. Alternatively, the Company may set forth on the face or back of the certificate a statement that the Company will furnish, without charge, to the shareholder holding such certificate and who so requests it, the powers, designations, preferences and relative participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such rights.

16.5                        A certificate shall be issued under the seal, which may be affixed to or printed on it, or in such other manner as the board may approve, having regard to the terms of allotment or issue of the shares.

16.6                        The issued shares of a particular class that are fully paid up and rank pari passu for all purposes shall not bear a distinguishing number. All other shares shall bear a distinguishing number.

16.7                        Notwithstanding anything in this Article 16, but subject to the Act, the board may from time to time determine, either generally or in any particular case, the method by which any share certificate issued by the Company in respect of the Company’s shares, debentures or other securities shall be authenticated or executed by or on behalf of the Company and, in particular:

(a)                                 whether to dispense with the need to affix the common seal, or any official seal, of the Company to such certificate;

(b)                                 the manner, and by whom, any such certificate is to be signed, and may dispense with the need for such certificate to be signed or executed in any way; and

(c)                                  whether to permit the signature or a facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person’s actual signature;

and any certificate issued in accordance with the requirements of the board shall, as against the Company, be prima facie evidence of the title of the person named in that certificate to the shares comprised in it.

17.                               REPLACEMENT CERTIFICATES

17.1                        Where a shareholder holds two or more certificates for shares of one class, the Company may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for certificated shares of that class.

17.2                        At the request of a shareholder, the Company may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the shareholder may specify), on surrender of the original certificate and on payment of such reasonable sum as the Company may determine.

17.3                        Where a certificate is worn out or defaced, the Company may require the certificate to be delivered to it before issuing a replacement and cancelling the original. If a certificate is lost or destroyed, the Company may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity (and/or bond) and to payment of any exceptional out—of—pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity (and/or bond) as the Company may determine.

17.4                        Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LIEN

18.                               COMPANY’S LIEN ON SHARES NOT FULLY PAID

18.1                        The Company has a first and paramount lien on all partly paid shares for an amount payable in respect of the share, whether the due date for payment has arrived or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the share.

18.2                        The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this Article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company’s lien (if any) on that share.

19.                               ENFORCEMENT OF LIEN BY SALE

19.1                        For the purpose of enforcing the lien referred to in Article 18, the Company may sell all or any of the shares subject to the lien at such time or times and in such manner as the board may determine, provided that:

(a)                                 the due date for payment of the relevant amounts has arrived; and

(b)                                 the Company has served a written notice on the shareholder concerned (or on any person who is entitled to the shares by transmission or by operation of law) stating the amounts due, demanding payment thereof and giving notice that if payment has not been made within 14 clear days after the service of the notice that the Company intends to sell the shares.

19.2                        To give effect to such sale, the Company may authorise a person to transfer the shares in the name and on behalf of the shareholder (or any person who is entitled to the shares by transmission or by operation of law), or to cause the transfer of such shares, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in this Article 19.2 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

20.                               APPLICATION OF PROCEEDS OF SALE

The net proceeds of a sale effected under Article 19, after payment of the Company’s costs of the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists. The balance (if any) shall (on surrender to the Company for cancellation of any certificate for the shares sold, or the provision of an indemnity (and/or bond) as to any lost or destroyed certificate required by the board and subject to a like lien for any amounts not presently payable as existed on the shares before the sale) be paid to the shareholder (or any person entitled to the shares by transmission or by operation of law) immediately before the sale.

CALLS ON SHARES

21.                               CALLS

The board may make calls on shareholders in respect of amounts unpaid on the shares held by them respectively (whether in respect of the nominal value or a premium) and not, by the terms of issue thereof, made payable on a fixed date. Each shareholder shall (on receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company, at the time and place specified, the amount called as required by the notice. A call may be made payable by installments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may determine. A call is deemed made at the time when the resolution of the board authorising the call is passed. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

22.                               POWER TO DIFFERENTIATE

The board may make arrangements on the allotment or, subject to the terms of the allotment, on the issue of shares for a difference between the allottees or holders in the amounts or times of payment of a call on their shares or both.

23.                               INTEREST ON CALLS

If a sum called is not paid on or before the date fixed for payment, the person from whom it is payable shall pay interest on the unpaid amount from the day the unpaid amount is due until the day it has been paid and all costs, charges and expenses that the Company may have incurred by reason of such non—payment. The interest rate may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at such rate (not exceeding 8% per annum) as the board may determine. The board may waive payment of the interest in whole or in part.

24.                               PAYMENT IN ADVANCE

24.1                        The board may, if it thinks fit, receive from a shareholder all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the shareholder on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding 8% per annum) as the board may determine.

24.2                        No sum paid up on a share in advance of a call shall entitle the shareholder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

25.                               AMOUNTS DUE ON ALLOTMENT OR ISSUE TREATED AS CALLS

An amount (whether in respect of the nominal value or a premium) which by the terms of issue of a share becomes payable on allotment or issue or on a fixed date shall be deemed to be a call. In case of non—payment, the provisions of these Articles as to payment of interest, forfeiture or otherwise apply as if that amount has become payable by virtue of a call.

FORFEITURE

26.                               NOTICE IF CALL NOT PAID

If a shareholder fails to pay the whole of a call or an installment of a call by the date fixed for payment, the board may serve notice on the shareholder or on a person entitled automatically by law to the share in respect of which the call was made demanding payment of the unpaid amount, on a date not less than 14 clear days from the date of the notice, together with any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non—payment. The notice shall state:

(a)                                 the place where payment is to be made; and

(b)                                 that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.

27.                               FORFEITURE FOR NON—COMPLIANCE

If the notice referred to in Article 26 is not complied with, any share in respect of which it is given may, at any time before the payment required by the notice (including interest, costs, charges and expenses) has been made, be forfeited by a resolution of the board. All dividends declared or other amounts due in respect of the forfeited share and not paid before the forfeiture shall also be forfeited.

28.                               NOTICE AFTER FORFEITURE

When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before such forfeiture the holder of the share or the person entitled by transmission to the share. An entry of the fact and date of forfeiture shall be made in the register. No forfeiture shall be invalidated by any omission to provide such notice or to make such entry in the register.

29.                               DISPOSAL OF FORFEITED SHARES

29.1                        A forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re—allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or to another person, on such terms and in such manner as the board may determine. The board may, if necessary, authorise a person to transfer a forfeited share to a new holder. The Company may receive the consideration (if any) for the share on its disposal and may register or cause the registration of the transferee as the holder of the share.

29.2                        The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past shareholders.

29.3                        The board may, before a forfeited share has been sold, re—allotted or otherwise disposed of, annul the forfeiture on such conditions as it thinks fit.

29.4                        A statutory declaration that the declarant is a director or the secretary and that a share has been forfeited or sold to satisfy a lien of the Company on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the transfer of the share) constitutes good title to the share and the person to whom the share is sold, re—allotted or disposed of is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

30.                               ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

A person whose share has been forfeited ceases on forfeiture to be a shareholder in respect thereof and if that share is in certificated form shall surrender to the Company for cancellation any certificate for the forfeited share. A person remains liable to pay all calls, interest, costs, charges and expenses owing in respect of such share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of such share or, if no rate is fixed, at such rate (not exceeding 8% per annum) as the board may determine. The board may if it thinks fit enforce payment without allowance for the value of such share at the time of forfeiture or for any consideration received on its disposal.

31.                               SURRENDER

The board may accept the surrender of a share liable to be forfeited and, in that case, references in these Articles to forfeiture include surrender.

TRANSFER OF SHARES

32.                               METHOD OF TRANSFER

32.1                        A shareholder may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the board, and the instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

32.2                        A shareholder may transfer all or any of his uncertificated shares in accordance with the Uncertificated Securities Regulations.

32.3                        Subject to the provisions of the Uncertificated Securities Regulations, the transferor of an uncertificated share is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

33.                               RIGHT TO REFUSE REGISTRATION

33.1                        In exceptional circumstances approved by the relevant regulatory authority (if any), the board may refuse to register a transfer of certificated shares provided that such refusal would not disturb the market in those shares. Subject to the requirements of the relevant listing rules (if applicable), the board may, in its absolute discretion, refuse to register the transfer of a certificated share that is not fully paid or the transfer of a certificated share on which the Company has a lien.

33.2                        The board may also, in its absolute discretion, refuse to register the transfer of a certificated share or a renunciation of a renounceable letter of allotment unless all of the following conditions are satisfied:

(a)                                 it is in respect of only one class of shares;

(b)                                 it is in favour of (as the case may be) a single transferee or renouncee or not more than four joint transferees or renouncees;

(c)                                  it is duly stamped (if required); and

(d)                                 it is delivered for registration to the office or such other place as the board may determine, accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised financial institution where a certificate has not been issued, or in the case of a renunciation) and such other evidence as the board may reasonably require to prove the title of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

33.3                        If the board refuses to register the transfer of a certificated share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal, together with its reasons for the refusal, to the transferee. An instrument of transfer which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. Subject to Article 131, the Company may retain all instruments of transfer which are registered.

33.4                        In accordance with and subject to the provisions of the Uncertificated Securities Regulations, the Operator of the relevant system shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share that is a participating security held in uncertificated form unless the Uncertificated Securities Regulations permit the Operator of the relevant system to refuse to register such a transfer in certain circumstances, in which case, such Operator may refuse such registration.

33.5                        If the Operator of the relevant system refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share, it shall, within the time period stipulated by the Uncertificated Securities Regulations, send notice of the refusal to the transferee.

33.6                        In accordance with and subject to the provisions of the Uncertificated Securities Regulations, where title to an uncertificated share is transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, the Company as participating issuer shall register the transfer in accordance with the relevant Operator—instruction, but so that the Company may refuse to register such a transfer in any circumstance permitted by the Uncertificated Securities Regulations.

33.7                        In accordance with the Uncertificated Securities Regulations, if the Company as participating issuer refuses to register the transfer of title to an uncertificated share transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, it shall, within two months after the date on which the Operator—instruction was received by the Company, send notice of the refusal, together with its reasons for the refusal, to the transferee.

34.                               NO FEES ON REGISTRATION

No fee shall be charged for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document or instructions relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.

TRANSMISSION OF SHARES

35.                               ON DEATH

35.1                        Except where a shareholder had (by giving notice to the Company in accordance with any manner approved by the board for such purpose) elected otherwise, the Company shall recognise only the personal representative or representatives of a deceased shareholder as having title to a share held by that shareholder alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

35.2                        Nothing in these Articles releases the estate of a deceased shareholder from liability in respect of a share which has been solely or jointly held by him.

36.                               ELECTION OF PERSON ENTITLED BY TRANSMISSION

36.1                        A person becoming entitled by transmission to a share may, on production of such evidence as the board may require as to his entitlement, elect either to be registered as a shareholder or to have a person nominated by him registered as a shareholder.

36.2                        If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall:

(a)                                 if it is a certificated share, execute an instrument of transfer of the share to that person; or

(b)                                 if it is an uncertificated share:

(i)                                     procure that instructions are provided by means of a relevant system to effect transfer of the share to that person; or

(ii)                                  change the share to a certificated share and execute an instrument of transfer of the share to that person.

36.3                        All the provisions of these Articles relating to the transfer of certificated shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the shareholder and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

36.4                        The board may give notice requiring a person to make the election referred to in Article 36.1. If that notice is not complied with within 60 clear days, the board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

37.                               RIGHTS ON TRANSMISSION

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, provide a good discharge for dividends and other amounts payable in respect of the share and, subject to Articles 36 and 111, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share, entitled in respect of it to receive notice of or exercise rights conferred on shareholders in relation to meetings of the Company or a separate meeting of the holders of a class of shares.

UNTRACED SHAREHOLDERS

38.                               POWER OF SALE

38.1                        Subject to the Uncertificated Securities Regulations, the Company may sell the share of a shareholder or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

(a)                                 during a period of not less than 12 years before the date of publication of the advertisements referred to in Article 38.1(c) (or, if published on two different dates, the first date) (the “relevant period”) at least three cash dividends have become payable in respect of the share;

(b)                                 throughout the relevant period no cheque, warrant or money order payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by Article 111.1 has been claimed or accepted and, so far as any director at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

(c)                                  on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a newspaper in general circulation in the area of the address of the holder of, or person entitled by transmission to, the share shown in the register; and

(d)                                 the Company has not, so far as the board is aware, during a further period of three months after the date of the advertisements referred to in Article 38.1(c) (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

38.2                        Where a power of sale is exercisable over a share pursuant to Article 38.1, the Company may at the same time also sell any additional share issued in right of such share or in right of such an additional share previously so issued provided that the requirements of Articles 38.1(a) to 38.1(d) (as if the words “throughout the relevant period” were omitted from Article 38.1(b) and the words “on expiry of the relevant period” were omitted from Article 38.1(c)) shall have been satisfied in relation to the additional share.

38.3                        To give effect to a sale pursuant to Articles 38.1 or 38.2, the board may authorise a person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee and such transfer shall be effective as if it had been carried out by the registered shareholder, and in relation to an uncertificated share may require the Operator to convert the share into certificated form in accordance with the Uncertificated Securities Regulations. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

39.                               APPLICATION OF PROCEEDS OF SALE

The Company shall be indebted to the shareholder or other person entitled by transmission to the share for the net proceeds of sale and shall carry any amount received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of that amount for the shareholder or other person. Any amount carried to the separate account may either be employed in the business of the Company or invested as the board may think fit. No interest is payable on that amount and the Company is not required to account for money earned on it.

FRACTIONS

40.                               FRACTIONS

40.1                        If, as the result of consolidation and division or sub—division of shares, shareholders would become entitled to fractions of a share, the board may on behalf of the shareholders deal with the fractions as it thinks fit. Subject to the provisions of the Act, the board may, in effecting divisions and/or consolidations, treat a shareholder’s shares held in certificated form and uncertificated form as separate holdings. In particular, the board may:

(a)                                 sell any shares representing fractions to a person (including, subject to the provisions of the Act, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the board so determines, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

(b)                                 subject to the provisions of the Act, allot or issue to a shareholder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub—division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or sub—division, as the case may be).

40.2                        To give effect to a sale pursuant to Article 40.1(a), the board may arrange for the shares representing the fractions to be entered in the register as certificated shares. The board may also authorise a person to execute a transfer of the shares sold on behalf of the shareholders so entitled, or, in respect of uncertificated shares, nominate any person to transfer such shares in accordance with the facilities and requirements of the relevant system concerned or, in either case, in accordance with the directions of the purchaser thereof or any other person nominated by the purchaser and may cause the name of the purchaser or his nominee to be entered in the register as the holder of the shares comprised in any such transfer. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

40.3                        If shares are allotted or issued pursuant to Article 40.1(b), the amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been effected pursuant to Article 117. In relation to the capitalisation the board may exercise all the powers conferred on it by Article 117.

GENERAL MEETINGS

41.                               ANNUAL GENERAL MEETINGS

The Company shall hold annual general meetings in accordance with the requirements of the Act. Without prejudice to these Articles, such meetings shall be convened by the board at such times and places as it thinks fit. General meetings shall include annual general meetings unless expressly specified to the contrary.

42.                               CONVENING OF GENERAL MEETINGS

The board, the chairman, the chief executive officer, the president or the secretary may call a general meeting whenever, and at any place it or he thinks fit. A general meeting may also be convened in accordance with Article 81.

43.                               LENGTH AND FORM OF NOTICE

43.1                        Subject to the provisions of the Act, an annual general meeting shall be called by not less than 21 clear days’ notice and not more than 60 clear days’ notice and all other general meetings shall be called by not less than 14 clear days’ notice and not more than 60 clear days’ notice.

43.2                        Subject to the provisions of the Act, and although called by shorter notice than that specified in Article 43.1, a general meeting is deemed to have been duly called if it is so agreed

(a)                                 in the case of an annual general meeting, by all the shareholders entitled to attend and vote at the meeting; and

(b)                                 in the case of a general meeting (other than an annual general meeting), by a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value for the shares giving that right.

43.3                        The notice of meeting shall:

(a)                                 if it is a notice calling an annual general meeting, state that the meeting is an annual general meeting;

(b)                                 specify the time, the date and the place of the meeting (including any satellite meeting place arranged for the purpose of Article 55, which shall be identified as such in the notice of meeting);

(c)                                  if the meeting is convened to consider a special resolution, include the text of the resolution and specify the intention to propose the resolution as a special resolution; and

(d)                                 state, with reasonable prominence, that a shareholder is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at the meeting and to appoint more than one proxy in relation to the meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him), and that a proxy need not also be a shareholder.

43.4                        The notice of meeting shall be given to the shareholders (other than any who, under the provisions of these Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the directors and to the auditors.

43.5                        The board may determine that persons entitled to receive notices of such meeting are those persons entered on the register at the close of business on a day determined by the board (which shall not be more than 60 days nor less than 10 days before the date for the holding of such meeting), provided that, if the Company is a participating issuer, the day determined by the board shall not be more than 21 days before the day that the relevant notice of the meeting is being given.

43.6                        The notice of meeting must also specify a time (which shall not be more than 60 days (or, if less, the maximum period permitted by the Act) nor less than 10 days (or, if the maximum period permitted by the Act is less than 10 days, such date that is the maximum period permitted by the Act) before the date for the holding of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote. In calculating the period referred to in this Article 43.6, if the maximum period permitted by the Act is less than 10 days, no account shall be taken of any part of a day that is not a working day.

43.7                        The notice of meeting shall include details of any arrangements made for the purpose of Article 55 making it clear that participation in those arrangements will amount to attendance at the meeting to which the notice relates.

43.8                        Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

44.                               OMISSION TO SEND NOTICE

Subject to the provisions of the Act, the accidental omission to give notice of a meeting or any resolution intended to be moved at a meeting or any document relating to a meeting, or the non—receipt of any such notice, resolution or document by a person entitled to receive any such notice, resolution or document, shall not invalidate the proceedings at that meeting.

45.                               POSTPONEMENT OF GENERAL MEETINGS

If the board, in its absolute discretion, considers that it is impractical, inadvisable or unreasonable for any reason to hold a general meeting at the time or place specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time and/or place. When a meeting is so moved and/or postponed, public notice of the time and place of the moved and/or postponed meeting shall (if practical) be made. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The board must take reasonable steps to ensure that qualifying persons trying to attend the general meeting at the original time and/or place are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in Article 63 until the time for holding the rearranged meeting. Any moved and/or postponed meeting may also be further moved and/or postponed under this Article.

46.                               SHAREHOLDER PROPOSALS AND NOMINATIONS

46.1                        No person (a “nominee”) shall be appointed or reappointed as a director at any general meeting unless:

(a)                                 he or she is recommended by the board; or

(b)                                 he or she is nominated by a shareholder who was a shareholder of record at the time of giving notice required by these Articles and at the time of the general meeting, is entitled to vote at the general meeting and complies with the notice procedures and other requirements set forth in these Articles and the following information has been delivered in writing (a “notice”) to the secretary at the office:

(i)                                     in relation to each nominee:

(A)                               all information relating to such nominee and its nominating shareholder group that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election (even if a contested election is not involved), or is otherwise required, in each case pursuant to Section 14 under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B)                               a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such nominee and its affiliates and associates and anyone acting in concert with any of them, on the one hand, and any member of its nominating shareholder group, on the other hand, including  all information that would be required to be disclosed pursuant to Item 404 of Regulation S—K promulgated by the SEC under the Exchange Act if the nominating shareholder group were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(C)                               a completed questionnaire (the form of which questionnaire shall be provided by the secretary upon written request) signed by the nominee with respect to the background and qualifications of such nominee and the background of each member of its nominating shareholder group, warranting and representing that:

(1)                                 neither such nominee nor any member of its nominating shareholder group is, nor will become, a party to any agreement, arrangement, understanding (whether written or oral) or relationship with, and has not given any commitment or assurance to, any person as to how the nominee, if appointed as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, including any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if appointed as a director, with such nominee’s fiduciary duties under applicable law;

(2)                                 neither such nominee nor any member of its nominating shareholder group is, nor will become, a party to any agreement, arrangement, understanding (whether written or oral) or relationship with any person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company;

(3)                                 such nominee, in their individual capacity and on behalf of any member of its nominating shareholder group would be in compliance, if appointed as a director, and (save as authorised by the board) will comply with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Company and any other policies and guidelines of the Company applicable to directors;

(4)                                 such nominee intends to serve for the full period of his election;

(5)                                 such nominee irrevocably submits his resignation as a director effective upon a finding by a court of competent jurisdiction that such nominee has breached such written representation and agreement; and

(6)                                 such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; and

(ii)                                  in relation to any nominating shareholder:

(A)                               the name and address of such nominating shareholder (which must be as they appear in the register);

(B)                               the class or series and number of shares which are, directly or indirectly, owned beneficially or of record by any member of its nominating shareholder group or in which any member of such nominating shareholder group has an interest together with details of any member of its nominating shareholder group owning or interested in such shares;

(C)                               any option, warrant, convertible security, or other interest in shares or share appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or with a value derived in whole or in part from the value of the Company or any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or otherwise, in each case directly or indirectly owned beneficially by any member of its nominating shareholder group and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security or instrument of the Company, in each case, regardless of whether (1) such interest in shares conveys any voting rights in such security to such member of the nominating shareholder group, (2) such interest is required to be, or is capable of being, settled through delivery of such security or instrument or (3) such member of the nominating shareholder group may have entered into other transactions to hedge the economic effect of such interest (any such interest in this Article 46.1(b)(ii)(C), a “Derivative Instrument”) or confirmation that there is no such Derivative Instrument;

(D)                               the name of each person with whom any member of its nominating shareholder group has any agreement, arrangement, understanding (whether written or oral) or relationship (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares) or disposing of any shares, (2) to cooperate in obtaining, changing or influencing the control (as defined in these Articles) of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any member of any such nominating shareholder group with respect to any shares or any business proposed by such nominating shareholder or (4) otherwise in connection with the proposal of such nominating shareholder or any other business or resolution proposed by any member of any such nominating shareholder group and a description of each such agreement, arrangement, understanding or relationship (any agreement, arrangement, understanding or relationship described in this Article 46.1(b)(ii)(D), a “Voting Agreement”) or confirmation that there is no such Voting Agreement;

(E)                                details of all other material interests of any member of its nominating shareholder group in any security of the Company (including any rights to dividends or performance—related fees based on any increase or decrease in the value of such security or Derivative Instruments or if such person directly or indirectly, through any contract, arrangement, understanding (whether written or oral), relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (collectively, “Other Interests”) or confirmation that there are no such Other Interests;

(F)                                 a list of all transactions by the members of its nominating shareholder group involving any securities of the Company or any Derivative Instruments, Voting Agreements or Other Interests within the six month period prior to the date of the notice or confirmation there have been no such transactions;

(G)                               details of any interest in shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any member of its nominating shareholder group is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or confirmation there are no interests in shares or Derivative Instruments;

(H)                              details of any performance—related fees (other than an asset—based fee) that any member of its nominating shareholder group is or may become entitled to, based on any increase or decrease in the value of shares or Derivative Instruments, including any such interests held by shareholders of any member of such nominating shareholder group’s immediate family who share the same household or confirmation that there are no such performance—related fees;

(I)                                   a representation that the nominating shareholder is a holder of shares entitled to vote at a general meeting and intends to appear in person or by proxy at the relevant general meeting;

(J)                                   a representation as to whether any member of its nominating shareholder group intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s shares required to approve or adopt the proposal or (2) otherwise solicit proxies or votes from shareholders in support of such proposal;

(K)                               details of any significant equity interests or any Derivative Instruments or Other Interests in any principal competitor of the Company held by any member of its nominating shareholder group or confirmation there are no such significant equity interests, Derivative Interests or Other Interests; and

(L)                                any other information relating to any member of its nominating shareholder group that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act, the information required by this Article 46.1(b)(ii) shall be updated by such nominating shareholder as at the record date for the relevant general meeting and delivered in writing to the secretary at the office not later than three days after the record date for the relevant general meeting.

46.2                        Any request by a proposing shareholder to deal with any business or to propose a resolution at any meeting of the Company which relates to any business other than the appointment or re—appointment of a director (a “request”) must, to the fullest extent permitted by the Act, in order for the business to be dealt with or the resolution to be properly moved at a meeting of the Company, (i) be pursuant to the Act and be in compliance with the requirements of the Act and these Articles, and (ii) contain:

(a)                                 a comprehensive description of the business desired to be brought before the meeting, the reasons for conducting such business and/or proposing such resolution at the meeting, the text of any proposal (including the complete text of any resolution(s) proposed for consideration) and any material interest in such business of any member of the proposing shareholder group, individually or in the aggregate, including any anticipated benefit to any member of the proposing shareholder group therefrom;

(b)                                 a description of all agreements, arrangements and understandings (whether written or oral) between any member of the proposing shareholder group and any other person or persons (including their names) in connection with the request; and

(c)                                  all of the information referred to in Article 46.1(b)(ii), as if each of the references in Article 46.1(b)(ii) to nominating shareholder and nominating shareholder group were to proposing shareholder and proposing shareholder group, respectively, and all of the references to notice were to request.

46.3                        Without prejudice to the rights of any nominating shareholder or proposing shareholder under the Act, a nominating shareholder or proposing shareholder who serves a notice or request, respectively, in relation to an annual general meeting, must deliver such notice or request (as the case may be) to the secretary at the office such that it is received by the secretary at the office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual general meeting and not later than the close of business on the later of the 90th day prior to the date of such annual general meeting or, if the first public announcement of the date of such annual general meeting is less than 100 days prior to the date of such annual general meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Notwithstanding anything in the foregoing provisions of this Article 46 to the contrary, in the event that the number of directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors made by the Company at least ninety (90) days prior to the date of the first anniversary of the preceding year’s annual general meeting, a notice required by this Article 46 shall also be considered as validly delivered in accordance with Article 46, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Company’s registered office not later than 5:00 pm, local time, on the tenth (10th) day after the day on which such public announcement is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the delivery of a notice or request.

46.4                        Notwithstanding any other provisions of this Article 46, any nominating shareholder or proposing shareholder shall also comply with all applicable requirements of the Act and the Exchange Act with respect to the matters set forth in this Article 46; provided, however, that any references in the Articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Articles applicable to shareholder notices and requests. Nothing in this Article 46 shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a—8 under the Exchange Act or (b) the holders of any series of preferred shares if and to the extent provided for under law or these Articles.

46.5                        Except as otherwise provided by law or these Articles, the chairman of the board shall have the power and duty determine whether a shareholder notice or request complies with the requirements of this Article 46.

46.6                        For the purposes of this Article 46:

(a)                                 “nominating shareholder” shall mean any shareholder or Shareholder Associated Person who validly proposes the appointment or re—appointment of any director at any general meeting of the Company;

(b)                                 “nominating shareholder group” shall mean all the Shareholder Associated Persons of the nominating shareholder and, unless the nominating shareholder is a Depositary acting solely in such capacity, the nominating shareholder itself;

(c)                                  “proposing shareholder” shall mean any shareholder or Shareholder Associated Person who validly serves a request to deal with any business or to propose a resolution at any meeting of the Company which relates to any business other than the appointment or re—appointment of a director; and

(d)                                 “proposing shareholder group” shall mean all the Shareholder Associated Persons of the proposing shareholder and, unless the proposing shareholder is a Depositary acting solely in such capacity, the proposing shareholder itself.

46.7                        For the purposes of the annual general meeting of the Company to be held in 2018, references in this Article 46 to the Company’s “preceding year’s annual general meeting” shall be construed as references to the 2017 annual meeting of Parent.

46.8                        For the purpose of this Article 46, where a request or notice is delivered by or on behalf of more than one nominating shareholder or proposing shareholder, references to a nominating shareholder or proposing shareholder in relation to such request or notice and other information requirements shall apply to each proposing shareholder or nominating shareholder, respectively, as the context requires.

47.                               LIST OF SHAREHOLDERS

47.1                        At least 10 days (or, if the maximum period permitted by the Act for determining the shareholders entitled to attend or vote at the meeting is less than 10 days, such date that is the maximum period permitted by the Act) before every general meeting, the secretary shall prepare a complete list of the shareholders entitled to attend and vote at the meeting.

47.2                        The list of shareholders shall:

(a)                                 be arranged in alphabetical order;

(b)                                 show the address of each shareholder; and

(c)                                  show the number of shares registered in the name of each shareholder.

47.3                        The list of shareholders shall be available during ordinary business hours for a period beginning at least 10 days (or, if the maximum period permitted by the Act for determining the shareholders entitled to attend or vote at the meeting is less than 10 days, such date that is the maximum period permitted by the Act) before the meeting for inspection by any shareholder for any purpose relevant to the meeting. The notice of the meeting may specify the place where the list of shareholders may be inspected. If the notice of the meeting does not specify the place where shareholders may inspect the list of shareholders, the list of shareholders shall be available for inspection at the place where the meeting is to be held.

47.4                        The list of shareholders shall be available for inspection by any shareholder who is present at the meeting, at the place, and for the duration, of the meeting.

PROCEEDINGS AT GENERAL MEETINGS

48.                               QUORUM

48.1                        No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with these Articles, which shall not be treated as part of the business of the meeting.

48.2                        Save as otherwise provided by these Articles, a quorum will comprise qualifying persons, who together are entitled to cast at least the majority of the voting rights of the Company. For the purposes of this Article 48, a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his appointment relates and not any other voting rights held by the shareholder he represents.

48.3                        The absence of a quorum will not prevent the appointment of a chairman of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

49.                               PROCEDURE IF QUORUM NOT PRESENT

49.1                        If a quorum is not present within 30 minutes (or such longer time not exceeding 90 minutes as the chairman determines to wait) after the time fixed for the start of the meeting or if there is no longer a quorum present at any time during the meeting, the meeting stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as the chairman (or, if he is not willing or able, the board) determines. If at the adjourned meeting a quorum is not present within 30 minutes (or such longer time not exceeding 90 minutes as the chairman determines to wait) after the time fixed for the start of the meeting, the meeting is dissolved.

49.2                        The Company shall provide not less than seven clear days’ notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement. No business may be dealt with at any meeting adjourned for the lack of a quorum the general nature of which was not stated in the notice convening the original meeting.

50.                               CHAIRMAN

50.1                        The chairman (if any) of the board or, in his absence, the deputy chairman (if any) or, in his absence, the chief executive officer (if a director) shall preside as chairman at a general meeting. If there is no chairman, deputy chairman or chief executive officer (if a director) present, or if at a meeting none is present and willing and able to act within five minutes after the time fixed for the start of the meeting, the directors present shall select one of their number to be chairman. If only one director is present and willing and able to act, he shall be chairman. In default, the shareholders present in person or by proxy and entitled to vote shall choose by poll one of their number to be chairman.

50.2                        Without prejudice to any other power which he may have under the provisions of these Articles or at common law, the chairman may take such action as the chairman thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting. The chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

51.                               RIGHT TO ATTEND AND SPEAK

51.1                        Each director shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a shareholder.

51.2                        The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

52.                               POWER TO ADJOURN

52.1                        The chairman or qualifying persons, who together are entitled to cast at least the majority of the voting rights of the Company, shall have the power to adjourn any such meeting from time to time, without notice other than announcement at such meeting. For the purposes of this Article 52.1, a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his appointment relates and not any other voting rights held by the shareholder he represents.

52.2                        Without prejudice to any other power which he may have under the provisions of these Articles or at common law, the chairman may, without a poll, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he determines that it has become necessary to do so in order to:

(a)                                 secure the proper and orderly conduct of the meeting;

(b)                                 provide all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(c)                                  ensure that the business of the meeting is properly disposed of.

53.                               NOTICE OF ADJOURNED MEETING

53.1                        Whenever a meeting is adjourned pursuant to Article 52, regardless of the adjournment period, the board may (but need not) make a fresh determination of persons entitled to receive notice of such adjourned meeting (provided any record date shall not be more than 60 days nor less than 10 days before the date for the holding of the adjourned meeting), in which case at least seven clear days’ notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the shareholders (other than any who, under the provisions of these Articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and those expressed in Article 53.2, it is not necessary to give notice of a meeting adjourned pursuant to Article 52 or of the business to be transacted at the adjourned meeting.

53.2                        Whenever a meeting is adjourned for more than 30 days or for an indefinite period pursuant to Article 52, at least seven clear days’ notice specifying the place, date and time of the adjourned  meeting and the general nature of the business to be transacted shall be given to the shareholders (other than any who, under the provisions of these Articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and those expressed in Article 53.1, it is not necessary to give notice of a meeting adjourned pursuant to Article 52 or of the business to be transacted at the adjourned meeting.

53.3                        The notice of an adjourned meeting given in accordance with this Article 53.3 must, if the adjournment is for more than 30 days, and may, in all other cases, also specify a date and time (which shall not be more than 60 days (or, if less, the maximum period permitted by the Act) nor less than 10 days (or, if the maximum period permitted by the Act is less than 10 days, such date that is the maximum period permitted by the Act) before the date for the holding of the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote. In calculating the period referred to in this Article 53.3, if the maximum period permitted by the Act is less than 10 days, no account shall be taken of any part of a day that is not a working day.

54.                               BUSINESS AT ADJOURNED MEETING

Subject to Article 53.2 at an adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

55.                               SATELLITE MEETINGS

55.1                        The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The shareholders present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that shareholders attending at all the meeting places are able to:

(a)                                 participate in the business for which the meeting has been convened;

(b)                                 hear and see all persons present who speak (whether by the use of microphones, loud—speakers, audio—visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)                                  be heard and seen by all other persons present in the same way.

55.2                        The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

56.                               ACCOMMODATION OF SHAREHOLDERS AT MEETING

If it appears to the chairman that the principal meeting place or any satellite meeting place is inadequate to accommodate all qualifying persons entitled and desiring to attend, the meeting shall be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a qualifying person who is unable to be accommodated is able to:

(a)                                 participate in the business for which the meeting has been convened;

(b)                                 hear and see all persons present who speak (whether by the use of microphones, loud—speakers, audio—visual communications equipment or otherwise) whether in the principal meeting place, any satellite meeting place or elsewhere; and

(c)                                  be heard and seen by all other persons present in the same way.

57.                               SECURITY

The chairman or the board may make any arrangement and impose any restriction he or it considers appropriate to ensure the security of a meeting including adopting rules for the meeting, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The chairman or the board may authorise one or more persons, who may include a director, an officer or the secretary or the chairman of the meeting, to:

(a)                                 refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

(b)                                 eject from a meeting any person who causes the proceedings to become disorderly.

VOTING

58.                               METHOD OF VOTING

58.1                        Any resolution put to the vote at a meeting shall be decided on a poll and, for the avoidance of doubt, no resolution shall be decided on a show of hands. For so long as any shares are held by a Depositary, this Article 58.1 may only be amended or repealed with the unanimous approval of all of the shareholders.

58.2                        Cumulative voting of shares, regardless of the class of shares, is prohibited.

59.                               PROCEDURE

59.1                        Each poll shall be conducted in such a manner as the chairman directs. In advance of any meeting, the chairman shall appoint scrutineers or inspectors, who need not be shareholders, to act at the meeting. The chairman may appoint one or more persons as alternate scrutineers or inspectors to replace any scrutineer or inspector who fails to act. If no scrutineer or inspector or alternate scrutineer or alternate inspector is willing or able to act at a meeting, the chairman shall appoint one or more other persons to act as scrutineers or inspectors at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

59.2                        Each scrutineer or inspector appointed in accordance with this Article 59.2 shall, prior to acting, be required to provide an undertaking to the Company, in a form determined by the board, that he will execute the duties of a scrutineer or inspector with strict impartiality and according to the best of his ability.

59.3                        Any poll conducted on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place as the chairman determines, either at once or after an interval or adjournment.

59.4                        The date and time of the opening and the closing of a poll for each matter upon which the qualifying persons will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

59.5                        The conduct of a poll (other than on the election of a chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be conducted.

59.6                        On a poll a shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

60.                               VOTES OF SHAREHOLDERS

60.1                        Subject to any rights or restrictions as to voting attached to any class of shares by or in accordance with these Articles and subject to Article 65 and the Act, at a meeting on a vote on a resolution every shareholder (whether present in person or by proxy) has one vote for every share of which he is the holder.

60.2                        In the case of joint holders of a share, the vote of the most senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.

60.3                        A shareholder in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom, the United States or elsewhere) that he is or may be suffering from a mental disorder or is otherwise incapable of running his affairs may vote by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is received at the office (or at another place specified in accordance with these Articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in these Articles for the appointment of a proxy within the time limits prescribed by these Articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

61.                               RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS, ETC.

Unless the board otherwise determines, no shareholder is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred on shareholders in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non—payment.

62.                               VOTING BY PROXY

62.1                        A shareholder is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting. Such a proxy can himself appoint another person to be his proxy in relation to the number of shares held by such person, and such proxy can himself appoint another person to be his proxy in relation to the number of shares held by him and so on ad infinitum, and the provisions of Articles 62 to 64 shall apply to all such appointments as if the appointor was the shareholder and the appointment was made by him. The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand or join in demanding a poll on that matter.

62.2                        A proxy need not be a shareholder.

62.3                        An instrument appointing a proxy shall be in any usual form or in any form or manner of communication which the board may approve (and in the case of a proxy relating to shares held by a Depositary, this may include a voter instruction form to be provided to the Company by third parties on behalf of the Depositary). Subject thereto, the appointment of a proxy may be in hard copy form or in electronic form and shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject to the foregoing, the appointment of a proxy shall be executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a corporation, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

62.4                        Subject to the Act, the Company may provide an electronic address for the receipt of any document or information relating to proxies for a meeting (including any instrument of proxy or invitation to appoint a proxy, any document necessary to show the validity of, or otherwise relating to, an appointment of proxy and notice of the termination of the authority of a proxy). The Company shall be deemed to have agreed that any such document or information may be sent by electronic means to that address (subject to any conditions or limitations specified by the Company when providing such address).

62.5                        A shareholder may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. References in these Articles to an appointment of proxy include references to an appointment of multiple proxies.

62.6                        Where two or more valid but conflicting appointments of proxy are delivered or received for the same share or shares for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share or those shares. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share or those shares.

62.7                        Delivery or receipt of an appointment of proxy does not prevent a shareholder from attending and voting in person at the meeting or an adjournment of the meeting in lieu of such proxy.

62.8                        The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a shareholder at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless the contrary is stated in it.

62.9                        Subject to the provisions of the Act and the requirements of any relevant listing rules (if applicable), the board may at the expense of the Company send or make available appointments of proxy or invitations to appoint a proxy to the shareholders by post or by electronic means or otherwise (with or without provision for their return prepaid) for use at any meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the directors or any other person. If for the purpose of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitation are issued at the Company’s expense, they shall be issued to all (and not to some only) of the shareholders entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure, due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or provide such an invitation to, or the non—receipt thereof by, any shareholder entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

63.                               APPOINTMENT OF PROXY

63.1                        An appointment of proxy (and, where such proxy is himself appointed by a proxy, such appointor(s) proxies), and (if required by the board) a power of attorney or other authority under which it is, or they are, as applicable, executed or a copy of it notarially certified or certified in some other way approved by the board, shall:

(a)                                 in the case of an appointment of proxy in hard copy form, be received at the office, or another place specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such notice, appointment of proxy or invitation to appoint a proxy;

(b)                                 in the case of an appointment of proxy by electronic means be received at the electronic address specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such notice, appointment of proxy or invitation by a proxy;

(c)                                  in the case of a poll taken more than 48 hours after the meeting at which the relevant vote was to be taken, be received as aforesaid after such meeting and not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll; or

(d)                                 in the case of a poll not taken immediately but taken not more than 48 hours after the meeting at which the relevant vote was to be taken, be delivered at such meeting to the chairman or to the secretary or to any director.

An appointment of proxy not received or delivered in accordance with this Article 63.1 is invalid. The board may at its discretion determine that, in calculating the periods mentioned in this Article 63.1, no account shall be taken of any part of any day that is not a business day.

63.2                        Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of proxy to be made by electronic means in the form of an uncertificated proxy instruction and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction (and/or other instruction or notification) is to be treated as received by the Company or a participant acting on its behalf. The board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

64.                               WHEN VOTES BY PROXY ARE VALID ALTHOUGH AUTHORITY TERMINATED

A vote cast by a proxy is valid despite the previous termination of the authority of a person to act as a proxy unless notice of such termination shall have been received by the Company at the office, or at such other place or address at which an appointment of proxy may be duly received or delivered, not later than the time at which an appointment of proxy should have been received or delivered in order for it to be valid for use at the meeting or postponed or adjourned meeting at which the vote is cast or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for use in relation to the poll at which the vote is cast.

ADDITIONAL VOTING PROVISIONS

65.                               CORPORATE REPRESENTATIVES

65.1                        A corporation that is a shareholder may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company, or at any separate meeting of the holders of any class of shares (a “representative”).

65.2                        Subject to Article 65.3, a representative is entitled to exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual shareholder.

65.3                        Where a corporation authorises more than one representative and more than one representative purports to exercise a power under Article 65.2 in respect of the same shares:

(a)                                 if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; or

(b)                                 if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

65.4                        A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

66.                               OBJECTIONS TO AND ERROR IN VOTING

No objection may be made to the qualification of any person voting at a general meeting or to the counting of, or failure to count, any vote, except at the meeting, postponed or adjourned meeting or poll at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman whose decision on such matter shall be final and conclusive.

67.                               AMENDMENTS TO RESOLUTIONS

No amendment to a resolution duly proposed as a special resolution (other than an amendment to correct a patent error) may be considered or voted on. No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a patent error) may be considered or voted on unless either:

(a)                                 at least 48 hours before the time appointed for holding the meeting or postponed or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

(b)                                 the chairman in his absolute discretion determines that the amendment may be considered or voted on.

If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

68.                               FAILURE TO DISCLOSE INTERESTS IN SHARES

68.1                        Where notice is served by the Company under section 793 of the Act (a “section 793 notice”) on a shareholder, or another person appearing to be interested in shares held by that shareholder, and the shareholder or other person has failed in relation to any shares (the “default shares,” which expression includes any shares allotted or issued after the date of the section 793 notice in respect of those shares and to any other shares registered in the name of such shareholder or in which such other person is interested, as the case may be, at any time whilst the default subsists) to provide the Company with the information required (and for the avoidance of doubt, in the case of a Depositary acting solely in the Depositary’s capacity as such, only the information required under Article 68.4) within the prescribed period from the date of service of the section 793 notice, the following sanctions apply, unless the board otherwise determines:

(a)                                 the shareholder shall not be entitled in respect of the default shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll;

(b)                                 where the default shares represent at least 0.25% in nominal value of the issued shares of their class:

(i)                                     a dividend (or any part of a dividend) or any monies which would otherwise be payable in respect of the default shares (except on the winding up of a company) shall be withheld by the Company, which has no obligation to pay interest on it, and the shareholder shall not be entitled to elect, pursuant to Article 116, to receive shares instead of a dividend; and

(ii)                                  no transfer of any default shares (in the case of any uncertificated shares, subject to the Uncertificated Securities Regulations) shall be registered unless the transfer is an excepted transfer or:

(A)                               the shareholder is not himself in default in supplying the information required; and

(B)                               the shareholder proves to the satisfaction of the board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer; and

(c)                                  the shareholder (except for a Depositary acting solely in the Depositary’s capacity as such) that is the subject of a section 793 notice is in breach of these Articles.

68.2                        The board may, to enable the Company to deal with default shares in accordance with the provisions of this Article, give notice in writing to any shareholder requiring the shareholder holding default shares held in uncertificated form:

(a)                                 to change his holding of such shares from default shares held in uncertificated form into certificated form in the name of the shareholder by the time stated in the notice; or

(b)                                 to appoint any person to take any steps, by instruction by means of the relevant system or otherwise, in the name of any holder of default shares as may be required to change such default shares from uncertificated form into certificated form. If the shareholder does not comply with the notice, the board may require the Operator to convert default shares held in uncertificated form into certificated form in the name and on behalf of the shareholder in accordance with the Uncertificated Securities Regulations.

68.3                        Where any person appearing to be interested in any shares has been served with a section 793 notice and such shares are held by a Depositary, the provisions of this Article 68 shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary in which such person does not have an interest and references to default shares shall be construed accordingly.

68.4                        Where the shareholder on whom a section 793 notice has been served is a Depositary, the obligations of the Depositary (acting solely in the Depositary’s capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary.

68.5                        The sanctions under Article 68.1 cease to apply seven days after the earlier of:

(a)                                 receipt by the Company of notice of an excepted transfer, but only in relation to the shares thereby transferred; and

(b)                                 receipt by the Company, in a form satisfactory to the board, of all the information required by the section 793 notice.

68.6                        Where, on the basis of information obtained from a shareholder in respect of a share held by him, the Company issues a section 793 notice to another person, it shall at the same time send a copy of the section 793 notice to the shareholder, but the accidental omission to do so, or the non—receipt by the shareholder of the copy, does not invalidate or otherwise affect the application of Articles 68.1 and 68.2.

68.7                        For the purposes of this Article 68:

(a)                                 a person, other than the holder of a share, shall be treated as appearing to be interested in shares if the shareholder has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the shareholder or, pursuant to a section 793 notice, from anyone else or otherwise) knows or has reasonable cause to believe that the person is or may be interested in the shares;

(b)                                 “interested” shall be construed as it is for the purpose of section 793 of the Act and references in this Article 68 to persons interested in shares and to “interests in shares” shall be construed in accordance with section 820 of the Act;

(c)                                  reference to a person having failed to provide the Company the information required by a section 793 notice, or being in default in supplying such information, includes (i) reference to his having failed or refused to provide all or any part of it, and (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)                                 the “prescribed period” means 14 days;

(e)                                  “transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share;

(f)                                   an “excepted transfer” means, in relation to shares held by a shareholder:

(i)                                     a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of Section 974 of the Act); or

(ii)                                  a transfer that results from a sale made through the NYSE or any other recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

(iii)                               a transfer which is shown to the satisfaction of the board to be made as a result of a sale of the whole of any interest in the shares to a person who is unconnected with the shareholder and with any other person appearing to be interested in the shares.

68.8                        None of the provisions contained in this Article 68 shall in any way limit or restrict the rights of the Company under sections 793 and 794 of the Act or any order made by the court under section 794 or elsewhere under Part 22 of the Act nor shall any sanction imposed by the board pursuant to this Article 68 cease to have effect, otherwise than as provided in this Article, unless it is so ordered by the court.

APPOINTMENT AND RETIREMENT OF DIRECTORS

69.                               NUMBER OF DIRECTORS

69.1                        The number of directors must not be less than two and must not be more than nine. The number of directors may be fixed within the foregoing limits from time to time by resolution of the board.

69.2                        If the number of directors is reduced below the minimum number fixed in accordance with these Articles, the directors for the time being may act for the purpose of filling vacancies in their number or of calling a general meeting of the Company, but for no other purpose. If there are no directors willing to act, then any two shareholders may summon a general meeting for the purpose of appointing directors.

70.                               POWER OF THE COMPANY TO APPOINT DIRECTORS

Without prejudice to the power of the board to appoint a person to be a director pursuant to these Articles, the Company may, by ordinary resolution appoint a person who has been nominated in accordance with Article 46 and who is willing to act to be a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any number fixed in accordance with these Articles.

71.                               POWER OF THE BOARD TO APPOINT DIRECTORS

Notwithstanding the specific rights of shareholders to appoint and nominate directors pursuant to these Articles, the board may appoint a person who is willing to act as a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any number fixed in accordance with these Articles.

72.                               NO SHARE QUALIFICATION

A director is not required to hold any shares in the capital of the Company.

73.                               VOTING ON RESOLUTION FOR APPOINTMENT

At a general meeting, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless an ordinary resolution that it should be so made has first been agreed to by the meeting without any vote being given against it, and for the purposes of this Article 73 a motion for approving a person’s appointment or for nominating a person for appointment shall be treated as a motion for his appointment. A resolution moved in contravention of this Article 73 is void (whether or not its being so moved was objected to at the time).

74.                               ANNUAL APPOINTMENT OF DIRECTORS

74.1                        The directors shall be appointed at each annual general meeting of the Company by ordinary resolution.

74.2                        Other than pursuant to Article 75, each director elected shall hold office until his successor is elected or until his earlier resignation or removal pursuant to any of Article 75.

74.3                        No person shall be appointed a director at any general meeting unless:

(a)                                 he is recommended by the board; or

(b)                                 notice in respect of that person is given by a shareholder qualified to vote at the meeting and received by the Company in accordance with Article 46 (and, if applicable, section 338 of the Act) of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

74.4                        If at a meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a director (each a “Director Resolution”) that exceeds the total number of directors that may be appointed to the board at that meeting (the “Board Number”), the persons that shall be appointed shall first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of directors so appointed equals the Board Number.

75.                               RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTOR

75.1                        A person ceases to be a director as soon as:

(a)                                 he resigns by notice delivered to the secretary at the office or tendered at a board meeting or if he shall offer in writing to resign, when the other directors resolve to accept such offer;

(b)                                 his term expires without re-appointment;

(c)                                  he ceases to be a director by virtue of a provision of the Act, is removed from office pursuant to these Articles or is prohibited by law or, if applicable, any rules of the NYSE, from being a director;

(d)                                 he becomes bankrupt or compounds with his creditors generally or he applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that statute; or

(e)                                  a registered medical practitioner who is treating him gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a director and may remain so for more than three months, and the board resolves that his office be vacated.

75.2                        The Company may, without prejudice to the provisions of the Act, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement).

75.3                        A resolution of the board declaring a director to have vacated office under the terms of this Article 75 is conclusive as to the fact and grounds of vacation stated in the resolution.

75.4                        If the office of a director is vacated for any reason, he shall cease to be a member of any committee.

REMUNERATION, EXPENSES AND PENSIONS

76.                               REMUNERATION AND EXPENSES OF DIRECTORS

76.1                        Subject to the provisions of these Articles, the board shall have the authority to determine the compensation of directors who are not officers or employees of the Company or a subsidiary of the Company and for any family of his. Such directors may be paid their expenses, if any, of attendance at each meeting of the board or committee and may be paid a fixed sum or a variable sum for attendance at or participation in each meeting of the board or committee, which may be in addition to stated director compensation in cash or equity (such as shares, options or units) or other benefits, or any combination thereof.

76.2                        No such compensation under Article 76.1 shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of any special or standing committees may be allowed like compensation for attending or participating in committee meetings. A non-executive chairman of the board and the chairman of a special or standing committee may be paid a supplemental sum for serving as chairman of each meeting of the board or the special or standing committee.

76.3                        Subject to the provisions of the Act, the Company may also fund a director’s expenditure on defending proceedings (including investigations by or action proposed to be taken by any regulatory authority) or in connection with any application under the Act and may do anything to enable a director to avoid incurring such expenditure.

77.                               ADDITIONAL REMUNERATION

77.1                        A director who, at the request of the board, travels or resides abroad, undertakes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the board may determine provided that payment of such remuneration or expenses would not result in non-compliance with any rules of the NYSE.

77.2                        Subject to the provisions of the Act, the board may enter into an agreement or arrangement with any director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as the board thinks fit and, without prejudice to any other provision of these Articles, it may remunerate any such director for such services as it thinks fit and provide for the payment of expenses properly incurred by the director in each case provided that the payment of such remuneration or expenses would not result in non-compliance with any rules of the NYSE.

78.                               DIRECTORS’ PENSIONS AND OTHER BENEFITS

78.1                        The board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of:

(a)                                 the Company;

(b)                                 a company that is or was a subsidiary undertaking of the Company;

(c)                                  a company that is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

(d)                                 a predecessor in business of the Company or of a subsidiary undertaking of the Company;

or, in each case, for any member of his family, including a spouse or former spouse, a civil partner or a former civil partner, or a person who is or was dependent on him. For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may arrange for this to be done by the Company alone or in conjunction with another person.

78.2                        A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under Articles 76-78 and is not obliged to account for it to the Company.

79.                               INSURANCE

Subject to the provisions of the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, or officer of the Company, or a director or officer of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another organisation or trustee of any employee benefit plan, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company, any associated company or such other organisation.

POWERS AND DUTIES OF THE BOARD

80.                               POWERS OF THE BOARD

Subject to the provisions of the Act and these Articles and to directions given by special resolution of the Company, the business and affairs of the Company shall be managed by the board at properly convening meetings pursuant to these Articles, and the board may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of these Articles and no direction given by the Company shall invalidate a prior act of the board that would have been valid if the alteration had not been made or the direction had not been given. The provisions of these Articles giving specific powers to the board do not limit the general powers given by this Article.

81.                               POWERS OF DIRECTORS BEING LESS THAN MINIMUM REQUIRED NUMBER

If the number of directors is less than the minimum prescribed by these Articles, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no director or directors is or are able or willing to act, notwithstanding any other provisions of these Articles, the chief executive officer, the secretary or a shareholder may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to these Articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

82.                               OFFICERS

82.1                        The officers of the Company shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are prescribed herein or determined solely by the board, subject to the right of the board to remove any officer or officers at any time. The board may determine that all of the officers of the Company shall be appointed or reappointed by the board on an annual basis.

82.2                        The officers of the Company shall include a chief executive officer, one or more presidents, one or more vice presidents (any one or more of whom may be designated by the board as executive vice president or senior vice president), a treasurer, a secretary and if the board so elects, a chairman of the board and such other officers as the board may from time to time elect or appoint. Any number of offices may be held by the same person unless the Act or these Articles otherwise provide.

82.3                        Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board.

82.4                        Any officer of the Company may be removed at any time, with or without cause, by the board.

82.5                        The compensation and benefits which may include equity awards of all officers and agents of the Company shall be fixed by the board or a duly constituted committee thereof.

82.6                        Each officer of the Company shall hold office until his successor is appointed or until his earlier death, resignation, retirement or removal. Any vacancy occurring in any office of the Company may be filled by the board.

83.                               CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENTS

83.1                        Unless the board shall otherwise delegate such duties and subject in all respects to the powers and duties of the board, the chief executive officer shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the board are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, including designation of authority by power of attorney, or where the signing and execution thereof shall be expressly delegated by the board to some other officer or agent of the Company. The chief executive officer or such other officer as shall be authorised by him shall have such powers and duties as usually pertain to the office of chief executive officer, except as the same may be modified by the board. Further, unless the board otherwise determines, he shall, in the absence of the chairman of the board or if there be no chairman of the board, preside at all general meetings and meetings of the board.

83.2                        If so appointed, the chairman of the board shall preside at all general meetings and meetings of the board; and he shall have such other powers and duties as may be delegated by the board.

83.3                        In the absence of the chief executive officer, or in the event of his inability or refusal to act, a president designated by the board shall perform the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer. In the absence of a designation by the board of a president to perform the duties of the chief executive officer, or in the event of his absence or inability or refusal to act, the president who is present and who is senior in terms of time as a president of the Company shall so act. The presidents shall perform such other duties and have such other powers as may be delegated by the board from time to time.

84.                               VICE PRESIDENTS

The vice presidents shall perform such duties as expressly assigned to them by the chief executive officer, any president, or by a more senior vice president, as well as such other duties as may be delegated by the board from time to time. The ranking of vice presidents shall be in the following sequence (higher to lower): executive vice president, senior vice president and vice president.

85.                               DELEGATION TO COMMITTEES

85.1                        The board may by a majority of the whole board delegate any of its powers, authorities and discretions (with power to sub—delegate) to a committee consisting of one or more persons (whether a member or members of the board or not) as it thinks fit. A committee may exercise its power to sub—delegate by sub—delegating to any person or persons (whether or not a member or members of the board or of the committee). The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke the delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of these Articles refers to the exercise of a power, authority or discretion by the board (including the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits) and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

85.2                        Committee membership designations shall be subject to provisions regarding independence or other qualifications for committee service which may be imposed by applicable laws, rules, regulations or listing rules.

85.3                        The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

85.4                        Standing committee functions, one or more of which may be performed by a single committee, may include audit, compensation, finance and nominating and governance and/or such other committees as may be designated by the board from time to time. Any committee, to the extent provided in the resolution of the board or the board approved committee charter, shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the Company, including:

(a)                                 authorising the seal of the Company to be affixed to all papers that may require it;

(b)                                 in relation to the allotment or issue of shares approved by the board, fix any of the preferences or rights of such shares relating to voting, dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of shares; but no such committee shall have the power or authority in reference to:

(i)                                     adopting an agreement of merger, consolidation, scheme of arrangement or similar arrangement;

(ii)                                  recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets; and

(iii)                               recommending to the shareholders a dissolution of the Company or a revocation of a dissolution,

provided further that, unless the resolution or these Articles expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorise the allotment or issue of shares.

Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board.

86.                               AGENTS

The board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular the board may grant the power to sub—delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the agent. The board may at any time revoke or alter the terms and conditions of the appointment or delegation with or without cause.

87.                               EXERCISE OF VOTING POWERS

The board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

88.                               PROVISION FOR EMPLOYEES

The board may exercise the powers conferred on the Company by the Act to make provision for the benefit of a person employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or alternate or shadow director) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary.

89.                               REGISTERS

Subject to the provisions of the Act, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register and may make and vary regulations as it thinks fit concerning the keeping of a register.

90.                               REGISTER OF CHARGES

The Company shall keep a register of charges in accordance with the provisions of the Act and the fee to be paid by a person other than a creditor or shareholder for each inspection of the register of charges is the maximum sum prescribed by the provisions of the Act or, failing which, determined by the board.

91.                               DIRECTORS’ CONFLICTS OF INTEREST OTHER THAN IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

91.1                        Subject to the provisions of the Act, if a situation (a “relevant situation”) arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of any such property, information or opportunity, but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company:

(a)                                 if the relevant situation arises from the appointment or proposed appointment of a person as a director, the board may resolve to authorise the appointment of the director and the relevant situation; or

(b)                                 if the relevant situation arises in circumstances other than those in Article 91.1(a), the board may resolve to authorise the relevant situation and the continuing performance by the director of his duties, in each case on such terms as the board may determine and such determination shall be notified in writing to the relevant directors.

91.2                        Any authorisation under Article 91.1 shall be effective only if:

(a)                                 the matter in question shall have been proposed in writing for consideration of the board, in accordance with the board’s normal procedures or in such other manner as the board may approve;

(b)                                 any requirement as to the quorum at the meeting of the board for that part of the meeting at which the matter is considered is met without counting the director in question and any other interested director (together the “interested directors”); and

(c)                                  the matter was agreed to without the interested directors voting or would have been agreed to if the votes of the interested directors had not been counted and, subject to the last sentence of Article 91.4 and to Article 91.8, may be terminated by the board at any time after prior consultation with the interested directors, reasonable account being taken of their representations.

91.3                        Any reference in Article 91.1 to a conflict of interest includes a conflict of interest and duty and a conflict of duties.  Any authorisation of a matter pursuant to Article 92 shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

91.4                        Any terms determined by the board under Article 91.1(a) or Article 91.1(b) may be imposed at the time of the authorisation or may be imposed or varied subsequently after prior consultation with the interested directors, reasonable account being taken of their representations, and may include:

(a)                                 whether the interested director(s) may vote (or be counted in the quorum at a meeting) in relation to any resolution relating to the relevant situation;

(b)                                 the exclusion of the interested director(s) from all information and discussion by the board or any committee of the relevant situation; and

(c)                                  (without prejudice to the general obligations of confidentiality) the application, subject to Article 91.8, to the interested director(s) of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the relevant situation.

Notwithstanding any other provision of these Articles, no authorisation given in respect of any director may be revoked or amended to the extent that such authorisation was given on or before the date on which the first sale of shares registered under the U.S. securities laws is consummated or relates to the employment, relationship or connection of such director to Parent or any of its subsidiary undertakings.

91.5                        A director must act in accordance with any terms determined by the board under Article 91.1(a) or Article 91.1(b) and shall be entitled to rely on any such determination in the absence of fraud.

91.6                        Except as specified in Article 91.2, any proposal made to the board and any authorisation by the board in relation to a relevant situation shall be dealt with in the same way as any other matter that may be proposed to and resolved upon by the board in accordance with the provisions of these Articles.

91.7                        A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, if the relationship with that other person gives rise to a conflict of interest or possible conflict of interest, only if the relevant situation has been authorised by the board under Article 91.1 then (subject, in any case, to any terms determined by the board under Article 91.1(a) or Article 91.1(b)):

(a)                                 where the director obtains (other than through his position as a director) information relating to that relevant situation which is confidential to a third party, he will not be obliged to disclose it to the board or to any director or other officer or employee of the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence;

(b)                                 the director may absent himself from meetings of the board or any committee at which anything relating to that relevant situation will or may be discussed; and

(c)                                  the director may make such arrangements as he thinks fit for board and committee papers to be received and read by a professional adviser on his behalf;

and the general duties which any director owes to the Company under the Act will not be infringed by anything done (or omitted to be done) in accordance with the provisions of this Article 91.7.

91.8                        Notwithstanding any other Article, each director shall be entitled to disclose to the Parent and its directors, officers and employees, any information regarding the Company regardless of how such director became aware of such information (including where he became so aware partly or wholly through the holding of office with, or performance of duties in respect of, the Company) and, to that extent, shall owe no duty of confidentiality to the Company regarding such information.

91.9                        A director shall not be liable to account to the Company for any profit, remuneration or other benefit which he (or any person connected with him within the meaning of section 252 of the Act) may derive from any relevant situation authorised under Article 91.1 (subject, in any case, to any terms determined by the board in connection with such authorisation that are notified as aforesaid) and no contract, arrangement, transaction or proposal is liable to be avoided on the grounds of any director (or any person connected with him as aforesaid) having any type of interest authorised under Article 91.1 (subject as aforesaid).

92.                               DECLARATIONS OF INTEREST BY DIRECTORS

92.1                        A director must declare the nature and extent of his interest in any relevant situation within Article 91.1 to the other directors.

92.2                        If a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company, he must declare the nature and extent of his interest to the other directors.

92.3                        Where a director is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company, he must declare the nature and extent of his interest to the other directors, unless the interest has already been declared under Article 92.2.

92.4                        The declaration of interest must (in the case of Article 92.3) and may, but need not (in the case of Article 92.1 or 92.2) be made:

(a)                                 at a meeting of the board; or

(b)                                 by notice to the other directors in accordance with either (i) section 184 of the Act (notice in writing); or (ii) section 185 of the Act (general notice).

92.5                        If a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

92.6                        Any declaration of interest required by Article 92.1 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

92.7                        Any declaration of interest required by Article 92.2 must be made before the Company enters into the transaction or arrangement.

92.8                        Any declaration of interest required by Article 92.3 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest.

92.9                        A declaration in relation to an interest of which the director is not aware, or where the director is not aware of the transaction or arrangement in question, is not required. For this purpose a director is treated as being aware of matters of which he ought reasonably to be aware.

92.10                 A director need not declare an interest:

(a)                                 if it cannot be reasonably be regarded as likely to give rise to a conflict of interest;

(b)                                 if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as being aware of anything of which they ought reasonably to be aware); or

(c)                                  if, or to the extent that, it concerns terms of his service contract that have been or are to be considered:

(i)                                     by a meeting of the board; or

(ii)                                  by a committee appointed for the purpose.

93.                               DIRECTORS’ INTERESTS IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

93.1                        Subject to the provisions of the Act and provided he has declared his interest in accordance with and to the extent required by Article 92, a director, notwithstanding his office:

(a)                                 may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

(b)                                 may hold another office or place of profit with the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity to the Company, and in that case on such terms as to remuneration and otherwise as the board may determine either in addition to or instead of remuneration provided for by another Article; and/or

(c)                                  may be or become a director or other officer of, or employed by, or a party to a contract, transaction, arrangement or proposal with or otherwise interested in, a company in which the Company is interested as a shareholder or otherwise or as regards which the Company has a power of appointment.

93.2                        A director shall not be liable to account to the Company for any profit, remuneration or other benefit resulting from any interests permitted under Article 93.1 and no contract, arrangement, transaction or proposal is liable to be avoided on the grounds of any director having any type of interest permitted under Article 93.1.

93.3                        A director may not vote on or be counted in the quorum in relation to a resolution of the board or of a committee concerning any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested and in which he has an interest that may reasonably be regarded as likely to give rise to a conflict of interest, but this prohibition does not apply to a resolution concerning any of the following matters:

(a)                                 any contract, arrangement, transaction or proposal in which he is interested by virtue of an interest in shares, debentures or other securities of the Company, or otherwise in or through the Company;

(b)                                 the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(c)                                  the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(d)                                 a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub—underwriting of which he is to participate;

(e)                                  a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he is interested (directly or indirectly) and whether as an officer, director, shareholder, creditor or otherwise (a “relevant company”), if he does not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Act) representing 1% or more of either any class of the equity share capital of or the voting rights in the relevant company;

(f)                                   a contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

(g)                                  a contract, arrangement, transaction or proposal concerning:

(i)                                     indemnification (including advances or expenses made in connection with it) by the Company in relation to the performance of his duties on behalf of the Company as a director or officer of the Company, or a director or officer or trustee of any other organisation; or

(ii)                                  the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

93.4                        A director may not vote on or be counted in the quorum in relation to a resolution of the board or committee concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In that case each of the directors concerned (if not otherwise debarred from voting under this Article) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

93.5                        If a question arises at a meeting of the board or of a committee as to whether the interest of a director (other than the interest of the chairman of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned is conclusive and binding on all concerned.

93.6                        If a question arises at a meeting of the board or of a committee as to whether the interest of the chairman of the meeting may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be determined by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

93.7                        For the purposes of this Article, the interest of a person who is connected with (within the meaning of section 252 of the Act) a director is treated as the interest of the director.

93.8                        Subject to the provisions of the Act, the Company may by ordinary resolution suspend or relax to any extent the provisions of these Articles probability a director from voting or being counted in a quorum extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of these Articles.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

94.                               BOARD MEETINGS

94.1                        Subject to these Articles, the board may meet for the dispatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

94.2                        The first board meeting following the election of directors at an annual general meeting shall ordinarily be held immediately following the annual general meeting, but may be held at such other time and place as shall be specified in a notice given to the directors in accordance with Article 95.

95.                               NOTICE OF BOARD MEETINGS

95.1                        Regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

95.2                        Special meetings of the board may be called by the chairman of the board, the chief executive officer or the president on not less than 24 hours’ advance notice to each director, given personally by telephone, in hard copy form or by electronic means; special meetings shall be called by the chief executive officer or secretary, in like manner and on like notice, on the written request of a majority of the directors then in office.

95.3                        A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively.

96.                               QUORUM

96.1                        The quorum necessary for the transaction of business is a majority of the directors then in office. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board.

96.2                        If a quorum shall not be present at any board meeting, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

96.3                        If there is an insufficient number of directors to constitute a quorum entitled to vote (or would be so entitled if they were participating in the meeting) in relation to any resolution, the quorum for such directors’

meeting in respect of such resolution shall be equal to such number of directors as are entitled to vote (or would be so entitled if they were participating in the meeting) in relation to such resolution.

97.                               CHAIRMAN OF BOARD

The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairman or chairmen and determine the period for which he is or they are to hold office (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within five minutes of the time fixed for the start of the meeting, the directors present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment or deemed reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be determined by those directors present. A chairman or deputy chairman may hold executive office or employment with the Company.

98.                               VOTING

Questions arising at a meeting of the board are determined by a majority of votes.

99.                               PARTICIPATION BY TELEPHONE

A director may participate in a meeting of the board or a committee through the medium of conference telephone, video teleconference or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the provisions of the Act, all business transacted in this way by the board or a committee is for the purposes of these Articles deemed to be validly and effectively transacted at a meeting of the board or a committee although fewer than two directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

100.                        RESOLUTION IN WRITING

100.1                 Any director may, and the secretary at the request of a director shall, propose a written resolution by giving written notice to the other directors entitled to receive notice of a meeting of the board or a meeting of a committee (as the case may be).

100.2                 A directors’ written resolution is adopted when all the directors entitled to vote on such a resolution have signed one or more copies of it, or otherwise indicated their agreement to it in writing or by electronic means.

100.3                 Any resolution in writing is to be kept with the minutes of the proceedings of the board (or committee, as the case may be).

100.4                 Once a directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a directors’ meeting in accordance with these Articles.

101.                        PROCEEDINGS OF COMMITTEES

101.1                 At all meetings of committees, a majority of the directors who are members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any meeting at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by the Act or these Articles. If a quorum shall not be present at any meeting of a committee, the committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

101.2                 Regular committee meetings may be held without notice at such time and at such place as shall from time to time be determined by the committee.

101.3                 Special committee meetings may be called by the chairman of a committee on not less than 24 hours’ advance notice to each committee member, given personally by telephone, in hard copy form or by electronic means; special meetings shall be called by the chief executive officer or secretary, in like manner and on like notice on the written request of two committee members unless the committee consists of only one member, in which case special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of the sole committee member.

101.4                 Subject to these Articles, proceedings of any committee shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the board.

102.                        MINUTES OF PROCEEDINGS

102.1                 The board shall cause minutes to be made in books kept for the purpose of:

(a)                                 all appointments of officers and committees made by the board and of any remuneration fixed by the board;

(b)                                 all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and its Committees, including the names of directors present at every such meetings; and

(c)                                  all orders and regulations of the Company.

102.2                 Any minutes, purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, shall be sufficient evidence of the facts stated in them.

102.3                 Minutes of every meeting of a committee shall be distributed to all of the directors of the Company.

103.                        VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE

All acts done by a meeting of the board, or of a committee, or by a person acting as a director or member of a committee are, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a director or member of a committee and entitled to vote.

SECRETARY AND AUTHENTICATION OF DOCUMENTS

104.                        SECRETARY

104.1                 Subject to the provisions of the Act, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including remuneration) as it thinks fit. Each joint secretary (to the extent appointed) shall, unless otherwise determined by the board, be individually authorised to perform the duties and exercise the powers of the secretary. The board may remove a person appointed pursuant to this Article 104 from office and appoint another or others in his place.

104.2                 The secretary or other officer appointed by the board shall attend meetings of the board and general meetings, and record all the proceedings of the general meetings and of the board in a book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all general meetings and meetings of the board, and shall perform such other duties as may be prescribed by the board or the chief executive officer, under whose supervision he shall act.

104.3                 The assistant secretaries, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the secretary, or if directed by the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board may from time to time prescribe or as the chief executive officer or the secretary may from time to time delegate.

104.4                 Any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

105.                        AUTHENTICATION OF DOCUMENTS

A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the Company (including these Articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee and books, records, documents and accounts relating to the business of the Company, and certify copies or extracts as true copies or extracts; and where any books, records, documents or accounts are elsewhere than the office, the local manager or other officer of the Company having their custody shall be deemed to be a person appointed by the board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company, the board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of the proceedings at a duly constituted meeting.

SEALS

106.                        SAFE CUSTODY

The secretary shall provide for the safe custody of every seal.

107.                        APPLICATION OF SEALS

107.1                 A seal shall have the Company’s name engraved in legible characters.

107.2                 Subject to the provisions of these Articles in relation to share certificates issued by the Company in respect of the Company’s shares, stock, debentures or other securities, a seal may be used only by the secretary, treasurer, an assistant secretary or an assistant treasurer with the authority of a resolution of the board. The secretary, treasurer, an assistant secretary, or an assistant treasurer shall sign an instrument (other than such share certificates) to which a seal is affixed. The board may determine, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

DIVIDENDS AND OTHER PAYMENTS

108.                        RESERVES

Subject to the provisions of the Act, the board may, before paying any dividend (whether preferential or otherwise), carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the board, for any purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the board thinks fit. The board may divide the reserve into such special reserves as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the board may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

109.                        PAYMENT OF DIVIDENDS

Subject to the provisions of the Act, if the board considers that the financial position of the Company justifies such payments, it can pay interim, final or other dividends on any class of shares of any amounts and on any dates and for any periods which it determines.

110.                        ENTITLEMENT TO DIVIDENDS

110.1                 All dividends will be divided and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid, provided that no dividend (nor, for the avoidance of doubt, any dividend in specie or any scrip dividend payable in accordance with Articles 115 or 116, respectively) shall be payable in respect of any share which is for the time being held by or for the benefit of any organisation which is a subsidiary or subsidiary undertaking of the Company. Sums which have been paid up in advance of calls will not count as paid up for this purpose. If the terms of any share provide that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis. This Article 110 applies unless these Articles, the rights attached to any shares, or the terms of any shares, provide otherwise.

110.2                 If the share capital is divided into different classes, the board may:

(a)                                 pay dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b)                                 pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

110.3                 Except as otherwise provided by these Articles or the rights attached to any shares:

(a)                                 a dividend or any other money payable in respect of a share can be declared and paid in any currency the board determines;

(b)                                 the Company may agree with a shareholder that any dividend declared or that may become due in one currency will be paid to the shareholder in another currency; and

(c)                                  with the prior written consent of the Depositary, the board may determine that a Depositary should receive dividends in a currency other than the currency in which they were declared and can make arrangements accordingly; in particular, if a Depositary has chosen or agreed to receive dividends in another currency, the board may make arrangements with the Depositary for payment to be made to the Depositary for value on the date on which the relevant dividend is paid, or a later date determined by the board, in each case using an exchange rate selected by the board for any currency conversions required. The board can also determine how any costs relating to the choice of currency will be met.

110.4                 The board can offer shareholders the choice to receive dividends and other money payable in respect of their shares in a currency other than that in which the dividend or other money payable is declared on such terms and conditions as the board may prescribe from time to time.

110.5                 If a shareholder owes the Company any money for calls on shares or money in any other way relating to a share held by him, the board can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of that share. Money deducted in this way can be used to pay amounts owed to the Company.

110.6                 Unless the rights attached to any shares, or the terms of any shares, provide otherwise, no dividend or other sum payable by the Company on or in respect of its shares carries a right to interest from the Company.

111.                        METHOD OF PAYMENT

111.1                 The Company may pay any dividend, interest or other amount payable in respect of a share:

(a)                                 in cash;

(b)                                 by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and which may, at the Company’s option, be crossed “account payee” where appropriate);

(c)                                  by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;

(d)                                 if the board so determines, by means of a relevant system in respect of an uncertificated share, subject to any procedures established by the board to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election; or

(e)                                  by such other method as the person entitled to the payment may in writing direct and the board may agree.

111.2                 The Company may send a cheque, warrant or money order by post:

(a)                                 in the case of a sole holder of shares, to his registered address;

(b)                                 in the case of joint holders of shares, to the registered address of the person whose name stands first in the register;

(c)                                  in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 128;

(d)                                 in the case of a Depositary, and subject to the approval of the board, to such persons and postal addresses as the Depositary may direct; or

(e)                                  in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

111.3                 Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:

(a)                                 the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

(b)                                 for any of the purposes of this Article 111, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

111.4                 Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

111.5                 Payment of such cheque, warrant or money order, the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment by means of a relevant system, shall be a good discharge to the Company.

111.6                 Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

111.7                 Without prejudice to Article 68, the board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided such evidence of his right as the board may reasonably require.

112.                        DIVIDENDS NOT TO BEAR INTEREST

No dividend or other amount payable by the Company in respect of a share bears interest as against the Company unless otherwise provided by the rights attached to the share.

113.                        UNCLAIMED DIVIDENDS, ETC.

Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. A dividend unclaimed for a period of 12 years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

114.                        UNCASHED DIVIDENDS

If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:

(a)                                 a cheque, warrant or money order is returned undelivered or left uncashed; or

(b)                                 a transfer made by a bank or other funds transfer system is not accepted;

and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or money order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

115.                        PAYMENT OF DIVIDENDS IN SPECIE

Without prejudice to Article 68, the board may direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid—up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular may:

(a)                                 issue fractional certificates (or ignore fractions);

(b)                                 fix the value for distribution of the specific assets (or any part of them);

(c)                                  determine that a cash payment be made to a shareholder on the basis of the value so fixed, in order to secure equality of distribution; and

(d)                                 vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the board.

116.                        PAYMENT OF SCRIP DIVIDENDS

116.1                 Subject to the provisions of the Act, but without prejudice to Article 68, the board may allot to those holders of a particular class of shares who have elected to receive them further shares of that class or shares of any other class in either case credited as fully paid (“new shares”) instead of cash in respect of all or part of any dividend or dividends, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

116.2                 The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals (disregarding an associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the “relevant dividend”). For this purpose the “average quotation” of each of the new shares is the average of the middle—market quotations for a fully—paid share of the Company of that class derived from such source as the board may deem appropriate for the business day on which the relevant class of shares is first quoted “ex” the relevant dividend (or such other date as the board may deem appropriate) and the four subsequent business day(s). A certificate or report by the auditors as to the value of the new shares to be allotted in respect of any dividend shall be conclusive evidence of that amount.

116.3                 The board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article, including:

(a)                                 the giving of notice to holders of the right of election offered to them;

(b)                                 the provision of forms of election (whether in respect of a particular dividend or dividends generally);

(c)                                  determination of the procedure for making and revoking elections;

(d)                                 the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

(e)                                  the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned); and

(f)                                   the exclusion from any offer to elect to receive scrip dividends of any holders of shares where the board considers that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

116.4                 The board can exclude or restrict the right to elect to receive new shares under this Article 116 in the case of any shareholder or other person who is a Depositary if the election by such shareholder or Depositary on behalf of any person holding any interest in the shares would involve the contravention of the laws of any territory or if for any other reason the board determines that the offer to elect to receive new shares should not be made to any such person.

116.5                 The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the “elected shares”); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in Article 116.2. For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves has the same effect as if the board had resolved to effect the capitalisation pursuant to Article 117. In relation to the capitalisation the board may exercise all the powers conferred on it by Article 117.

116.6                 The new shares rank pari passu in all respects with each other and with the fully—paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

116.7                 In relation to any particular proposed dividend, the board may in its absolute discretion determine:

(a)                                 that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

(b)                                 at any time prior to the allotment of the new shares which would otherwise be allotted in lieu thereof, that all elections to take ordinary shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

117.                        CAPITALISATION OF RESERVES

Subject to the provisions of the Act and Articles 118, the board may:

(a)                                 resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)                                 appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)                                     paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)                                  paying up in full unissued shares or debentures of a nominal amount equal to that sum;

and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

(c)                                  make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular where shares or debentures become distributable in fractions the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the shareholders (except that if the amount due to a shareholder is less than £5.00, or such other sum as the board may determine, the sum may be retained for the benefit of the Company);

(d)                                 authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for either:

(i)                                     the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)                                  the payment by the Company on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those shareholders; and

(e)                                  generally do all acts and things required to give effect to the resolution.

118.                        CAPITALISATION OF RESERVES — EMPLOYEES’ SHARE SCHEMES

118.1                 This Article (which is without prejudice to the generality of the provisions of the immediately preceding Article 117) applies where:

(a)                                 a person is granted pursuant to an employees’ share scheme a right to subscribe for shares in the capital of the Company in cash at a subscription price less than their nominal value; and

(b)                                 pursuant to an employees’ share scheme, the terms on which any person is entitled to subscribe for shares in the capital of the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

118.2                 In any such case the board shall:

(a)                                 transfer to a reserve account a sum equal to the deficiency between the subscription price and the nominal value of the shares (the “cash deficiency”) from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(b)                                 subject to Article 118.4, not apply that reserve account for any purpose other than paying up the cash deficiency on the allotment of those shares.

118.3                 Whenever the Company is required to allot shares pursuant to such a right to subscribe, the board shall, subject to the provisions of the Act:

(a)                                 appropriate to capital out of the reserve account an amount equal to the cash deficiency applicable to those shares;

(b)                                 apply that amount in paying up the deficiency on the nominal value of those shares; and

(c)                                  allot those shares credited as fully paid to the person entitled to them.

118.4                 If any person ceases to be entitled to subscribe for shares as described, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.

118.5                 No right shall be granted under any employees’ share scheme under Article 118.1(a) and no adjustment shall be made as mentioned in Article 118.1(b) unless there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this Article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

119.                        RECORD DATES

Notwithstanding any other provision of these Articles, but subject to the provisions of the Act and rights attached to shares, the board may fix any date (which shall not be more than 60 days before the date on which a dividend, distribution, allotment or issue is declared, made or paid) as the record date for a dividend, distribution, allotment or issue.

ACCOUNTS

120.                        TREASURER

120.1                 The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the board.

120.2                 The treasurer shall disburse the funds of the Company as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board at its meetings, or when the board so requires, an account of all his transactions as treasurer, and of the financial condition of the Company, which account may be submitted directly or through the chief financial officer. The treasurer shall perform such other duties and have such other authority and powers as the board may from time to time prescribe or as the chief executive officer may from time to time delegate.

120.3                 If required by the board, the treasurer shall provide the Company a bond in such sum, and with such surety or sureties, as shall be satisfactory to the board for the faithful execution of the duties of his office, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

120.4                 The assistant treasurers, in the order of their seniority, unless otherwise determined by the board, shall, in the event of absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board may from time to time prescribe or the chief executive officer may from time to time delegate.

121.                        KEEPING AND INSPECTION OF ACCOUNTING RECORDS

121.1                 The board shall ensure that accounting records are kept in accordance with the provisions of the Act.

121.2                 The accounting records shall be kept at the office or, subject to the provisions of the Act, at another place determined by the board and shall be available at all times for the inspection of the directors and other officers. No shareholder (other than a director or other officer who is also a shareholder and in his capacity as an officer or director) has the right to inspect an accounting record or other document except if that right is conferred by the Act or ordered by a court of competent jurisdiction or he is authorised by the board or by an ordinary resolution of the Company.

122.                        ACCOUNTS TO BE SENT TO SHAREHOLDERS, ETC.

122.1                 In respect of each financial year, a copy of the Company’s annual accounts and reports on those accounts shall be sent to:

(a)                                 every shareholder (whether or not entitled to receive notices of general meetings);

(b)                                 every holder of debentures (whether or not entitled to receive notices of general meetings); and

(c)                                  every other person who is entitled to receive notices of general meetings;

not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act (the “accounts meeting”).

This Article does not require copies of the documents to which it applies to be sent to:

(d)                                 a person for whom the Company does not have a current address; or

(e)                                  more than one of the joint holders of shares or debentures.

122.2                 The board may determine that persons entitled to receive a copy of the Company’s annual accounts, the directors’ report and the auditors’ report on those accounts and on the directors’ report are those persons entered on the register at the close of business on a day determined by the board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant copies are being sent.

122.3                 Where permitted by the Act, a copy of the strategic report together with any supplementary material containing the information prescribed by the Act may be sent to a person so electing in place of the documents required to be sent by Article 122.1.

123.                        EXTERNAL AUDITOR

The audit committee shall have exclusive authority and responsibility to recommend, approve the compensation of, and oversee the Company’s external audit firm. The external auditor shall be recommended by the audit committee on an annual basis, and such auditor recommendation shall be submitted for shareholder approval at the accounts meeting.

NOTICES

124.                        NOTICES TO BE IN WRITING

124.1                 A notice to be given to or by any person pursuant to these Articles shall be in writing.

124.2                 Where any notice is required to be given under the Act or these Articles, to the extent permitted by the Act, a waiver thereof in writing and signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

125.                        SERVICE OF NOTICES, DOCUMENTS AND INFORMATION ON SHAREHOLDERS

125.1                 Any notice, document or information may be given, sent or supplied by the Company to any shareholder:

(a)                                 personally;

(b)                                 by sending it by post in a pre—paid envelope addressed to the shareholder at his registered address;

(c)                                  by hand at the shareholder’s registered address;

(d)                                 by sending it in electronic form to the electronic address specified for the purpose by the shareholder (generally or specifically), provided that the shareholder has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

(e)                                  subject to the provisions of the Act, by making it available on a website, provided that the requirements in Article 125.2 are satisfied.

125.2                 The requirements referred to in Article 125.1(e) are that:

(a)                                 the shareholder has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the shareholder has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of 28 days beginning with the date on which the Company’s request was sent and the shareholder is therefore taken to have so agreed (and has not revoked that agreement);

(b)                                 the shareholder is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed (“notice of availability”);

(c)                                  in the case of a notice of general meeting, the notice of availability states that it concerns a notice of a general meeting of the Company, specifies the place, date and time of the meeting, and states whether it will be an annual general meeting; and

(d)                                 the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notice of availability and ending with the conclusion of the meeting and, in all other cases, throughout the period specified by any applicable provision of the Act or, if no such period is specified, throughout the period of 28 days beginning with the date on which the notice of availability is sent to the shareholder, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

125.3                 In the case of joint holders of shares:

(a)                                 it shall be sufficient for all notices, documents and other information to be given, sent or supplied to the joint holder whose name stands first in the register in respect of the joint holding (the “first named holder”) only; and

(b)                                 anything to be agreed or specified in relation to any notice, document or information to be sent or supplied to them may be agreed or specified by the first named holder and any such agreement or specification shall be binding on all the joint holders.

125.4                 For the avoidance of doubt, the provisions of this Article 125 are subject to Article 44.

125.5                 The Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all shareholders.

126.                        EVIDENCE OF SERVICE

126.1                 Any notice, document or information given, sent or supplied by the Company to the shareholders or any of them:

(a)                                 by being delivered or left (other than by post) at a registered address or address for service (other than an address for the purposes of communicating by electronic means) shall be deemed to have been served or delivered on the day it was so delivered or left;

(b)                                 by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post or there is only one class of post in which case it shall be deemed to have been received 48 hours after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent;

(c)                                  by electronic means, shall be deemed to have been received 6 hours after it was sent provided that the Company is able to show that it was properly addressed;

(d)                                 by making it available on a website, shall be deemed to have been received on the date on which notice of availability on the website is deemed to have been received in accordance with this Article or, if later, the date on which it is first made available on the website; or

(e)                                  by means of a relevant system shall be deemed to have been received 24 hours after the Company, or any sponsoring system—participant acting on the Company’s behalf, sends the issuer—instruction relating to the notice, document or information.

126.2                 Any notice, document or information given, sent or supplied by the Company by any other means authorised in writing by the shareholder concerned is deemed to be received when the Company has taken the action it has been authorised to take for that purpose.

126.3                 A shareholder present in person or by proxy at a meeting or at a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

127.                        NOTICE BINDING ON TRANSFEREES, ETC.

A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 793 of the Act) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

128.                        NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION

Where a person is entitled by transmission to a share, any notice, document or information may be given, sent or supplied by the Company to that person as if he were the holder of a share by sending or delivering it in any manner authorised by these Articles for the giving of notice to a shareholder addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt shareholder (or by similar designation), at the address supplied for that purpose by the person claiming to be entitled by transmission. Until such an address has been supplied, any notice, document or information may be given, sent or supplied in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this Article is sufficient notice to any other person interested in the share.

129.                        VALIDATION OF DOCUMENTS IN ELECTRONIC FORM

129.1                 Where a document is required under these Articles to be signed by a shareholder or any other person, if the document is in electronic form, then in order to be valid the document must either:

(a)                                 incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that shareholder or other person, in such form as the board may approve; or

(b)                                 be accompanied by such other evidence, such as an identification or control number, as the board may require in order to be satisfied that the document is genuine.

129.2                 The Company may designate mechanisms for validating any document in electronic form and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 43 and 62.

MISCELLANEOUS

130.                        DISPUTE RESOLUTION

130.1                 The courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a shareholder in that shareholder’s capacity as such, or related to or connected with any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company, the board or any of the directors, officers, employees or shareholders individually (or any combination of the foregoing persons), arising out of or in connection with these Articles or (to the maximum extent permitted by applicable law) otherwise.

130.2                 Damages alone may not be an adequate remedy for any breach of this Article 130, so that, in the event of a breach or anticipated breach, the remedies of injunction and an order for specific performance would in appropriate circumstances be available.

130.3                 The governing law of these Articles is the substantive law of England and Wales and these Articles shall be interpreted and construed in accordance with such law.

130.4                 For the purposes of this Article 130:

(a)                                 a “dispute” shall mean any dispute, controversy or claim;

(b)                                 references to “Company” shall be read so as to include the Company; and

(c)                                  “director” and “officer” shall be read so as to include each and any director and officer of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director or officer of the Company.

131.                        DESTRUCTION OF DOCUMENTS

131.1                 The Company may destroy:

(a)                                 a share certificate which has been cancelled at any time after one year from the date of cancellation;

(b)                                 a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the Company;

(c)                                  an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered and all other documents on the basis of which any entry in the register at any time after six years from the date of registration;

(d)                                 any instrument of proxy which has been used for the purpose of a poll at any time after one year from the date of use; and

(e)                                  any instrument of proxy which has not been used for the purpose of a poll at any time after one month from the end of the general meeting or annual general meeting to which the instrument of proxy relates;

provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article 131 if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original document.

131.2                 It is conclusively presumed in favour of the Company that every share certificate destroyed in accordance with this Article was a valid certificate validly cancelled, that every instrument of transfer destroyed in accordance with this Article was a valid and effective instrument duly and properly registered, that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with this Article was duly and properly made and that every other document destroyed in accordance with this Article was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

(a)                                 the provisions of this Article apply only to the destruction of a document in good faith and without express notice to the Company that the document is relevant to a claim;

(b)                                 nothing contained in this Article imposes on the Company any liability in respect of the destruction of a document earlier than provided for in this Article or in any case where the conditions of this Article are not fulfilled; and

(c)                                  references in this Article to the destruction of a document include reference to its disposal in any manner.

132.                        WINDING UP

Subject to the provisions of these Articles, on a voluntary winding up of the Company the liquidator may as he shall determine, on obtaining any sanction required by law, (a) divide among the shareholders in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and (b) vest the whole or any part of the assets in trustees for the benefit of the shareholders. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of shareholders how the division is to be carried out between shareholders or classes of shareholders. The liquidator may not, however, distribute to a shareholder without his consent any asset to which there is attached a liability or potential liability for the owner.  The liquidator may not, however, distribute to a shareholder without his consent any asset on which there is a liability or potential liability for the owner. The power of sale of a liquidator shall include a power to sell wholly or partially shares or debentures or other obligations of another body corporate, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

133.                        INDEMNITY

133.1                 To the fullest extent permitted by the Act (and any other applicable laws) and without prejudice to any indemnity to which any person may otherwise be entitled:

(a)                                 The Company shall indemnify, out of assets of the Company, any person who is or was a director of the Company, or a director of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director, partner, trustee, officer or fiduciary of another organisation or trustee of any employee benefit plan, directly or indirectly against all loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company, any associated company or such other organisation or employee benefit plan, where the basis of such proceeding is the execution or discharge of the duties of his office or otherwise related thereto;

(b)                                 The Company shall indemnify, out of assets of the Company, any person who is or was a director of the Company, or a director of any associated company where the Company or such associated company acts as a trustee of a pension scheme, directly or indirectly against any liability incurred by him in connection with the company’s or the individual’s activities as trustee of such pension scheme; and

(c)                                  The Company may create a trust fund, grant a security interest and/or use other means (including insurance, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 133.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere;

provided that this Article 133 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act;

133.2                 Subject to sections 205(2) to (4) of the Act, the Company shall provide a director with funds to meet expenditures incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a director to avoid incurring such expenditure.

133.3                 The Company shall also provide a director with funds to meet expenditures incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a director to avoid incurring such expenditure.

133.4                 For the purpose of Article 143 the expression associated company shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company, as such terms are defined in the Act.

133.5                 Where a person is indemnified against any liability in accordance with this Article , such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS

134.                        TRANSACTIONS WITH INTERESTED SHAREHOLDERS

134.1                 The Company shall not engage in any Business Combination with any Interested Shareholder for a period of 3 years following the date that such shareholder became an Interested Shareholder, unless:

(a)                                 prior to such date the Board approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder, or

(b)                                 upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85 per cent. of the Voting Shares of the Company issued at the time the transaction commenced, excluding for these purposes, shares owned by (i) persons who are Directors and also executive officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c)                                  on or subsequent to such date the Business Combination is approved by the Board and authorised at a general meeting of shareholders by the affirmative vote of at least 66.66 per cent of the issued Voting Shares which are not owned by the Interested Shareholder.

134.2                 The restrictions contained in Article 134.1 shall not apply:

(a)                                 Prior to the Trigger Date; or

(b)                                 if a shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder and (ii) would not, at any time within the 3 year period immediately prior to a Business Combination between the Company and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

(c)                                  if the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or any notice required hereunder of a proposed transaction which:

(i)                                     constitutes one of the transactions described in Article 134.3;

(ii)                                  is with or by a person who either was not an Interested Shareholder during the previous 3 years or who became an Interested Shareholder with the approval of the Board of Directors; and

(iii)                               is approved or not opposed by a majority of the shareholders of the Board of Directors then in office (but not less than 1) who were Directors prior to any person becoming an Interested Shareholder during the previous 3 years or were recommended for election or elected to succeed such Directors by a majority of such Directors.

134.3                 The proposed transactions referred to in Article 134.2(c) are limited to:

(a)                                 a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the General Corporation Law of the State of Delaware, U.S., no vote of the shareholders would be required if the Company were incorporated under the law of such State);

(b)                                 a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50 per cent. or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or

(c)                                  a proposed tender or exchange offer for 50 per cent. or more of the outstanding Voting Shares of the Company.

134.4                 The Company shall give not less than 20 clear days’ notice to all Interested Shareholders prior to the consummation of any of the transactions described in Article 134.1 and Article 134.2.

134.5                 As used in Article 134, the term:

“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

“associate” when used to indicate a relationship with any person means:

(a)                                 any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or which is, directly or indirectly, the owner of 20 per cent. or more of any class of Voting Shares;

(b)                                 any trust or other estate in which such person has at least a 20 per cent. beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(c)                                  any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

“Business Combination”, when used in reference to the Company and any Interested Shareholder of the Company, means:

(a)                                 any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (i) the Interested Shareholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation Article 134 is not applicable to the surviving entity;

(b)                                 any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10 per cent. or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the Voting Shares of the Company;

(c)                                  any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Shareholder, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such, (ii) pursuant to a merger which could be accomplished under Section 251(g) of the General Corporation Law of the State of Delaware, U.S. if the Company were incorporated under the laws of such State, (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such Company subsequent to the time the

Interested Shares became such, (iv) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares, or (v) any issuance or transfer of shares by the Company, provided however, that in no case under (iii)-(v) above shall there be an increase in the Interested Shareholder’s proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

(d)                                 any transaction involving the Company or any direct or indirect majority owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or securities convertible into the shares of any class of the Company or of any such subsidiary which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

(e)                                  any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company) of any loans, advance, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

“control,” including the term “controlling”, “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of a person whether through the ownership of Voting Shares, by contract or otherwise. A person who is the owner of 20 per cent. or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Shares, in good faith and not for the purpose of circumventing this Article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

“Interested Shareholder” means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that:

(a)                                 is the owner of 15 per cent. or more of the issued Voting Shares of the Company, or

(b)                                 is an affiliate or associate of the Company and was the owner of 15 per cent. or more of the outstanding Voting Shares of the Company at any time within the 3 year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder; and the affiliates and associates of such person; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15 per cent. limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an Interested Shareholder if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the Voting Shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of these Articles but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

“owner” including the terms “own” and “owned” when used with respect to any shares means a person (other than a Depositary) that individually or with or through any of its affiliates or associates:

(a)                                 beneficially owns such shares directly or indirectly; or

(b)                                 has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)                                  has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent send by or on behalf of the Company or the board) disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

134.6                 In addition to any approval of shareholders required pursuant to the terms of any class of shares, following approval by the Board of Directors, the authorisation at a general meeting of shareholders by the affirmative vote of at least a majority of the issued Voting Shares shall be required in order for the Company to “sell, lease, or exchange all or substantially all of its property and assets” (as that phrase is interpreted for the purposes of Section 271 of the General Corporation Law of the State of Delaware, U.S., as amended or re-enacted from time to time), provided that the foregoing approval by shareholders shall not be required in the case of any transaction between the Company and any entity the Company “directly or indirectly controls” (as that phrase is defined in Rule 405 under the United States Securities Act of 1933, as amended or re-enacted from time to time).

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